                                                                   Exhibit 10.10


               Confidential Materials omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.






                                                                          Final






                        DEVELOPMENT AND LICENSE AGREEMENT


                                     BETWEEN


                          TRANSCEND THERAPEUTICS, INC.


                                       AND


                     BOEHRINGER INGELHEIM INTERNATIONAL GmbH


                          DATED AS OF FEBRUARY 28, 1997

                                TABLE OF CONTENTS

ARTICLE 1.  DEFINITIONS .......................................   6
     1.1     "ADDITIONAL DEVELOPMENT PROGRAM" .................   6
     1.2.    "ADMINISTRATION COSTS" ...........................   6
     1.3.    "AFFILIATE" ......................................   7
     1.4.    "ARDS" ...........................................   7
     1.5.    "ARDS DEVELOPMENT PROGRAM" .......................   7
     1.6.    "ARDS NDA FILING" ................................   7
     1.7.    "ARDS PROGRAM PLAN" ..............................   7
     1.8.    "BI PATENT RIGHTS" ...............................   7
     1.9.    "BI TECHNOLOGY" ..................................   7
     1.10.   "CLINICAL NUTRITION ..............................   8
     1.11.   "COST OF GOODS SOLD" .............................   8
     1.12.   "DEVELOPMENT EXPENSES" ...........................   8
     1.13.   "DEVELOPMENT PROGRAM" ............................   8
     1.14.   "DIRECT COSTS" ...................................   8
     1.15.   "DISTRIBUTION COSTS" .............................   8
     1.16.   "EFFECTIVE DATE" .................................   9
     1.17.   "E.U." ...........................................   9
     1.18.   "FDA" ............................................   9
     1.19.   "FIELD" ..........................................   9
     1.20.   "FIRST COMMERCIAL SALE" ..........................   9
     1.21.   "JOINT DEVELOPMENT TEAM" .........................   9
     1.22.   "JOINT MARKETING TEAM" ...........................   9
     1.23.   "JOINT STEERING COMMITTEE" .......................   9
     1.24.   "LICENSED PRODUCT" ...............................   9
     1.25.   "MAJOR MARKET COUNTRIES" .........................   9
     1.26.   "MANUFACTURING COSTS" ............................   9
     1.27.   "MARKETING EXCLUSIVITY" ..........................  10
     1.28.   "MEDICAL COSTS" ..................................  10
     1.29.   "MOD" ............................................  10
     1.30.   "MOD DEVELOPMENT PROGRAM" ........................  10
     1.31.   "MOD PIVOTAL TRIAL ...............................  10
     1.32.   "MOD PIVOTAL TRIAL MILESTONE EVENT" ..............  10
     1.33.   "MOD PROGRAM PLAN" ...............................  10
     1.34.   "NDA" ............................................  11
     1.35.   "NET CONTRIBUTION" ...............................  11
     1.36.   "NET SALES" ......................................  11
     1.37.   "NUTRITION" ......................................  12
     1.38.   "OTHER INDICATION" ...............................  12
     1.39.   "OTHER INDICATION PROGRAM PLAN" ..................  12
     1.40.   "PARTY" ..........................................  12
     1.41.   "PROCYSTEINE" ....................................  12

     1.42.   "PROCYSTEINE I.V." ...............................  13
     1.43.   "PRODUCT-RELATED COSTS" ..........................  13
     1.44.   "PROGRAM PATENT RIGHTS" ..........................  13
     1.45.   "PROGRAM PLAN" ...................................  13
     1.46.   "PROGRAM TECHNOLOGY" .............................  13
     1.47.   "PROJECT TEAM" ...................................  13
     1.48.   "RECOGNIZED AGENT" ...............................  13
     1.49.   "SALES AND MARKETING COSTS" ......................  13
     1.50.   "STOCK PURCHASE AGREEMENT"  ......................  14
     1.51.   "TERRITORY" ......................................  14
     1.52.   "THIRD PARTY .....................................  14
     1.53.   "TRANSCEND PATENT RIGHTS" ........................  14
     1.54.   "TRANSCEND TECHNOLOGY" ...........................  14
     1.55.   "VALID PATENT CLAIM" .............................  14

ARTICLE 2.  SCOPE AND STRUCTURE OF THE COLLABORATION ..........  14
     2.1.    GENERAL ..........................................  14

ARTICLE 3.  LICENSE GRANTS; RESERVED RIGHTS ...................  15
    3.1.    GRANT OF LICENSE RIGHTS BY TRANSCEND TO BI ........  15
            3.1.1    EXCLUSIVE LICENSE TO LICENSED PRODUCTS ...  15
    3.1.2   RESERVATION OF RIGHTS .............................  15
    3.2.    GRANT OF LICENSE RIGHTS BY BI TO TRANSCEND ........  15
    3.3.    LIMITATIONS ON TRANSCEND RESERVED RIGHTS ..........  16
    3.3.1.  RESERVED RIGHTS ...................................  16
            3.3.2.   RIGHT OF FIRST NEGOTIATION ...............  16
            3.3.3.   RESTRICTIONS .............................  16
    3.4.    PRESERVATION OF LICENSES IN BANKRUPTCY ............  16
            3.4.1.   BANKRUPTCY FILING ........................  17
            3.4.2.   INTELLECTUAL PROPERTY FOR PURPOSE OF
                     BANKRUPTCY CODE ..........................  17

ARTICLE 4.  DEVELOPMENT OF LICENSED PRODUCTS ..................  17
    4.1.    ARDS DEVELOPMENT PROGRAM ..........................  17
            4.1.1.   TRANSCEND RESPONSIBILITIES ...............  17
            4.1.2.   BI RESPONSIBILITIES ......................  17
            4.1.3.   PROGRAM FUNDING ..........................  18
    4.1.4.  FILING FOR ARDS APPROVAL IN UNITED STATES .........  18
    4.2.    MOD DEVELOPMENT PROGRAM ...........................  19
            4.2.1.   GENERAL ..................................  19
            4.2.2.   JOINT DEVELOPMENT PROGRAM ................  19
            4.2.3.   NON-JOINT DEVELOPMENT PROGRAM ............  21
    4.3.    ADDITIONAL DEVELOPMENT PROGRAM0S ..................  25
            4.3.1.   GENERAL ..................................  25
            4.3.2.   NON-JOINT DEVELOPMENT ....................  25

    4.4.    ATTENDANCE AT REGULATORY MEETINGS .................  26
    4.5.    DEVELOPMENT EXPENSES ..............................  26
            4.5.1.   TRANSCEND FUNDING ........................  26
            4.5.2.   SHARED DEVELOPMENT EXPENSES ..............  26
            4.5.3.   REIMBURSEMENT OF DEVELOPMENT EXPENSES ....  27
    4.6.    RECORDS ...........................................  27
    4.7.    PROGRESS REPORTS ..................................  27
    4.8.    AVAILABILITY OF EMPLOYEES .........................  27
    4.9.    VISIT OF FACILITIES ...............................  28
    4.10.   DEVELOPMENT INFORMATION ...........................  28
    4.11.   CESSATION OF TRANSCEND BUSINESS ...................  28

ARTICLE 5.  MANAGEMENT ........................................  28
    5.1     JOINT DEVELOPMENT TEAM ............................  28
            5.1.1.   GENERAL ..................................  28
            5.1.2.   RESPONSIBILITIES .........................  28
            5.1.3.   MEETINGS .................................  30
            5.1.4.   REPRESENTATIVES ..........................  30
            5.1.5.   ACTIONS ..................................  30
    5.2.    JOINT MARKETING TEAM ..............................  30
            5.2.1.   GENERAL ..................................  30
            5.2.2.   MEETINGS .................................  30
            5.2.3.   REPRESENTATIVES ..........................  30
            5.2.4.   ACTIONS ..................................  31
    5.3.    JOINT STEERING COMMITTEE ..........................  31
            5.3.1.   GENERAL ..................................  31
            5.3.2.   CHAIR ....................................  31
            5.3.3.   MEETINGS .................................  31
            5.3.4.   DISAGREEMENTS ............................  32

ARTICLE 6.  MANUFACTURING AND MARKETING RIGHTS ................  32
    6.1.    MANUFACTURING OF LICENSED PRODUCTS ................  32
            6.1.1.   TRANSCEND'S EXCLUSIVE RIGHT TO MANUFACTURE  32
            6.1.2.   TRANSFER PRICE ...........................  32
            6.1.3.   MANUFACTURING PLANNING ...................  33
            6.1.4.   BI'S OPTION FOR MANUFACTURING LICENSE ....  33
    6.2.    MARKETING AND DISTRIBUTION RIGHTS AND OBLIGATIONS .  33
            6.2.1.   BI MARKETING RIGHT AND DILIGENCE
                     OBLIGATIONS ..............................  33
            6.2.2.   TRANSCEND CO-PROMOTION OPTION ............  35

ARTICLE 7.  PAYMENTS ..........................................  36
    7.1.    LICENSE FEE .......................................  36
    7.2     EQUITY INVESTMENT .................................  36

    7.3     MILESTONE PAYMENTS ................................   36
    7.4.    ROYALTIES ON NET SALES ............................   39
            7.4.1    NET SALES IN THE UNITED STATES ...........   39
            7.4.2    NET SALES IN JAPAN .......................   39
            7.4.3    NET SALES OUTSIDE OF THE UNITED STATES AND
                     JAPAN ....................................   39
            7.4.4    DURATION OF ROYALTY PAYMENTS .............   39
            7.4.5    SUBLICENSE ROYALTIES .....................   39
            7.4.6.  ROYALTY RATE REDUCTION ....................   39
    7.5.    ROYALTY REPORTS, EXCHANGE RATES ...................   40
    7.6.    AUDITS ............................................   41
    7.7.    ROYALTY PAYMENT TERMS .............................   41
    7.8.    WITHHOLDING TAXES .................................   41
    7.9.    APPLICATION FOR TAX EXEMPTION .....................   42
   7.10.    INTEREST ON LATE PAYMENTS .........................   42

ARTICLE 8.  INTELLECTUAL PROPERTY RIGHTS ......................   42
    8.1.    OWNERSHIP .........................................   42
            8.1.1.   OWNERSHIP OF PROGRAM TECHNOLOGY AND
                     PROGRAM PATENT RIGHTS ....................   42
            8.1.2    COOPERATION OF EMPLOYEES .................   43
    8.2.    FILING, PROSECUTION AND MAINTENANCE OF PROGRAM
            PATENT RIGHTS AND TRANSCEND PATENT RIGHTS .........   43
            8.2.1.   FILINGS ..................................   43
            8.2.2.   PROSECUTION AND MAINTENANCE ..............   44
            8.2.3.   ABANDONMENT ..............................   44
    8.3.    COOPERATION .......................................   44
    8.4.    NOTIFICATION OF PATENT TERM RESTORATION ...........   44
    8.5.    NO OTHER TECHNOLOGY RIGHTS ........................   45
    8.6.    ENFORCEMENT OF PATENT RIGHTS ......................   45
    8.7.    DEFENSE OF INDIVIDUAL INFRINGEMENT ACTIONS ........   46
    8.8.    DEFENSE OF JOINT INFRINGEMENT ACTIONS .............   46
    8.9.    CONTRIBUTION ......................................   47

ARTICLE 9.  CONFIDENTIALITY ...................................   47
    9.1.    NONDISCLOSURE OBLIGATIONS .........................   47
            9.1.1.  GENERAL ...................................   47
            9.1.2.  LIMITATIONS ...............................   47
    9.2.    SAMPLES ...........................................   48
    9.3     TERMS OF THIS AGREEMENT ...........................   48
    9.4.    PUBLICATIONS ......................................   48
            9.4.1.  PROCEDURE .................................   48
            9.4.2.  DELAY .....................................   49
            9.4.3.  RESOLUTION ................................   49
    9.5.    INJUNCTIVE RELIEF .................................   49

ARTICLE 10. REPRESENTATIONS AND WARRANTIES ....................   49

ARTICLE 11. INDEMNITY .........................................   50
    11.1.  BI INDEMNITY OBLIGATIONS ...........................   50
    11.2.  TRANSCEND INDEMNITY OBLIGATIONS ....................   50
    11.3.  PROCEDURE ..........................................   51
    11.4.  INSURANCE ..........................................   51

ARTICLE 12. TERM AND TERMINATION ..............................   51
    12.1.  EXPIRATION .........................................   51
    12.2.  TERMINATION ........................................   52
            12.2.1.  MATERIAL BREACH ..........................   52
            12.2.2.  BY BI ....................................   52
    12.3.  EFFECT OF EXPIRATION OR TERMINATION GENERALLY ......   52
            12.3.1.  EXISTING OBLIGATIONS .....................   52
            12.3.2.  SURVIVAL .................................   52
    12.4.  EFFECT OF TERMINATION BY TRANSCEND OR TERMINATION BY
           BI PURSUANT TO SECTION 12.2.2 ......................   52
            12.4.1.  TERMINATION OF LICENSES ..................   52
            12.4.2.  DISPOSITION OF INVENTORY OF LICENSED
                     PRODUCTS .................................   53
            12.4.3.  ASSIGNMENT OF REGULATORY APPROVALS;
                     MANUFACTURING RIGHTS .....................   53
    12.5.  BI OPTIONS FOLLOWING TRANSCEND BREACH ..............   53
            12.5.1.  TERMINATION FOR TRANSCEND BREACH .........   53
            12.5.2.  BI'S RIGHT TO OFFSET ROYALTIES AND OTHER
                     PAYMENTS .................................   53

ARTICLE 13. MISCELLANEOUS .....................................   54
    13.1.  FORCE MAJEURE ......................................   54
    13.2.  ASSIGNMENT .........................................   54
    13.3.  SEVERABILITY .......................................   55
    13.4.  NOTICES ............................................   55
    13.5.  APPLICABLE LAW .....................................   56
    13.6.  DISPUTE RESOLUTION; CHOICE OF FORUM ................   56
    13.7.  ENTIRE AGREEMENT ...................................   56
    13.8.  HEADINGS ...........................................   56
    13.9.  INDEPENDENT CONTRACTORS ............................   56
    13.10. AGREEMENT NOT TO SOLICIT EMPLOYEES .................   57
    13.11. EXPORTS ............................................   57
    13.12. WAIVER .............................................   57
    13.13. COUNTERPARTS .......................................   57

Exhibit A - Program Plan for ARDS Development Program
Exhibit B - Transcend Patent Rights
Exhibit C - Stock Purchase Agreement
Exhibit D - Terms of Supply Agreement

                        DEVELOPMENT AND LICENSE AGREEMENT
                        ---------------------------------



     THIS DEVELOPMENT AND LICENSE AGREEMENT dated as of February 28, 1997 (the "Agreement") is made between TRANSCEND THERAPEUTICS, INC., a Delaware corporation having its principal place of business at 640 Memorial Drive, Cambridge, Massachusetts 02139 U.S.A. ("Transcend"), and BOEHRINGER INGELHEIM INTERNATIONAL GMBH, a limited liability company organized under the laws of the Federal Republic of Germany having its principal place of business at D-55216 Ingelheim/Rhein Germany ("BI").


                                 R E C I T A L S


     A. Transcend, an emerging pharmaceutical company with a particular therapeutic focus on critical care, is developing Procysteine(R), a novel intracellular glutathione-repleting agent for the treatment of diseases caused by oxidative stress and resultant tissue damage.


     B. BI is in the business of discovering, developing and marketing pharmaceuticals and wishes to establish a collaboration with Transcend for the worldwide development and marketing of intravenous formulations of Procysteine, initially for the treatment of acute respiratory distress syndrome.


     C. Transcend is willing to enter into a collaboration with BI for the worldwide development and marketing of intravenous formulations of Procysteine on the terms and conditions set forth below.


         NOW THEREFORE, in consideration of the premises and of the covenants herein contained, Transcend and BI mutually agree as follows:


                             ARTICLE 1. DEFINITIONS


         For purposes of this Agreement, the Terms defined in this Article shall have the meanings specified below.


     1.1 "ADDITIONAL DEVELOPMENT PROGRAM" shall mean a development program (which may encompass a complete development program, a clinical protocol or a protocol outline) for the utilization of Procysteine I.V. for the treatment or prevention of an Other Indication, as further specified in Section 4.3.


     1.2. "ADMINISTRATION COSTS" shall mean, with respect to a Licensed Product co-promoted in the United States by Transcend pursuant to Section 6.2.2, allocable

               Confidential Materials omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.


overhead costs and expenses (including without limitation such items as finance and accounting costs, legal and tax department costs and other general administration charges), PROVIDED THAT any allocation of costs and expenses shall be in accordance with reasonable and customary cost allocation procedures and shall not exceed ************** of Net Sales of such Licensed Product.


     1.3 "AFFILIATE" shall mean any corporation or other entity which controls, is controlled by, or is under common control with a Party. A corporation or other entity shall be regarded as in control of another corporation or entity if it owns or directly or indirectly controls at least fifty percent (50%) of the voting stock or other ownership interest of the other corporation or entity, or if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the corporation or other entity or the power to elect or appoint fifty percent (50%) or more of the members of the governing body of the corporation or other entity.


     1.4. "ARDS" shall mean acute respiratory distress syndrome.


     1.5. "ARDS DEVELOPMENT PROGRAM" shall mean the development program for obtaining regulatory approval for Procysteine I.V. for the treatment of ARDS in the Territory, undertaken jointly by the Parties in accordance with the ARDS Program Plan, as further specified in Section 4.1.


     1.6. "ARDS NDA FILING" shall mean the filing of an NDA relating to Procysteine I.V. for the treatment of ARDS.


     1.7 "ARDS PROGRAM PLAN" shall mean the development plan for the ARDS Development Program set forth as Exhibit A to this Agreement (as such plan may be amended from time to time by the Joint Steering Committee or by mutual agreement of the Parties).


     1.8. "BI PATENT RIGHTS" shall mean any present and future patents, patent applications, patent extensions, certificates of invention, or applications for certificates of invention, together with any divisions, continuations or continuations-in-part thereof, which are owned or controlled by, or licensed (with the right to sublicense) to, BI that cover BI Technology.


     1.9. "BI TECHNOLOGY" shall mean any present and future inventions, trade secrets, copyrights, data, regulatory submissions and other intellectual property of any kind (including any proprietary biological materials, compounds or reagents) including all confidential technical information in the possession of BI as of the Effective Date and/or during the term of this Agreement, which are owned or controlled by, or licensed (with the right to sublicense) to, BI that (a) are necessary or useful for the manufacture, use or sale of the Licensed Products, and (b) BI has elected to disclose to Transcend in the course of, and for use in, the Program, excluding without limitation any Program Technology owned or controlled by BI.


     1.10. "CLINICAL NUTRITION " shall mean the feeding under professional supervision of patients requiring special food administration techniques and devices or nutrients in relation to their medical condition and shall be deemed to exclude the administration of any product in which Procysteine (i) exceeds ten percent (10%) by dry weight of the total content of the amino acids, amino acid precursors and amino acid substrates, or (ii) exceeds one percent (1%) by weight volume of the product administered in liquid form to patients. Clinical Nutrition comprises parenteral (intravenous and intraperitoneal) and enteral (nasogastric, jejunal and oral) nutrition for patient needs in hospitals, nursing homes, extended care facilities and, if taken under professional supervision, private residences.


     1.11. "COST OF GOODS SOLD" shall mean, with respect to a Licensed Product,
(a) the Manufacturing Costs for such Licensed Product and (b) any royalties or other amounts payable by Transcend to Third Parties with respect to patents and other intellectual property rights licensed in connection with the manufacture or sale of such Licensed Product.


     1.12. "DEVELOPMENT EXPENSES" shall mean the external costs and Direct Costs incurred by BI and/or Transcend following the Effective Date, as applicable, in connection with the Development Program, including costs relating to the conduct of clinical trials and compliance with product-related regulatory approval procedures.


     1.13. "DEVELOPMENT PROGRAM" shall mean the ARDS Development Program, MOD Development Program, if any, and any Additional Development Program.


     1.14. "DIRECT COSTS" shall mean the following costs incurred by BI and/or Transcend, as applicable, in connection with the Development Program: (a) Cost of Goods Sold for Licensed Products used in the conduct of clinical trials; (b) allocable compensation costs of personnel (including, research, development and general and administrative personnel, but excluding manufacturing personnel) included in the Project Team; and (c) allocable overhead expenses; PROVIDED THAT any allocation of costs and expenses shall be in accordance with reasonable and customary costs allocation procedures.


     1.15. "DISTRIBUTION COSTS" shall mean, with respect to a Licensed Product co-promoted in the United States by Transcend pursuant to Section 6.2.2, allocable indirect distribution costs and expenses (including without limitation such items as order processing costs, warehousing costs and general insurance costs), PROVIDED, THAT

               Confidential Materials omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.

any allocation of costs and expenses shall be in accordance with reasonable and customary cost allocation procedures and shall not exceed ************* of Net Sales of such Licensed Product.


     1.16. "EFFECTIVE DATE" shall mean the date first written above.


     1.17. "E.U." means the countries included in the European Union as of the Effective Date.


     1.18. "FDA" shall mean the United States Food and Drug Administration.


     1.19. "FIELD" shall mean the treatment or prevention of all disease indications, provided, however, that Field shall not include Clinical Nutrition and Nutrition.


     1.20. "FIRST COMMERCIAL SALE" of a Licensed Product in each country shall mean the first sale for use or consumption by the general public of such Licensed Product in such country based on the required marketing and pricing approval granted by the governing health authority of such country.


     1.21. "JOINT DEVELOPMENT TEAM" shall mean the joint development team composed of representatives of BI and Transcend, as more fully described in
Section 5.1 of this Agreement.


     1.22. "JOINT MARKETING TEAM" shall mean the joint United States marketing team composed of representatives of BI and Transcend, as more fully described in
Section 5.2 of this Agreement.


     1.23. "JOINT STEERING COMMITTEE" shall mean the joint steering committee composed of representatives of BI and Transcend, as more fully described in
Section 5.3 of this Agreement.


     1.24. "LICENSED PRODUCT" shall mean a pharmaceutical product in finished packaged form comprising Procysteine I.V.


     1.25. "MAJOR MARKET COUNTRIES" shall mean the United States, Canada, the United Kingdom, Germany, France, Italy, Spain and Japan.


     1.26 "MANUFACTURING COSTS" shall mean, with respect to a Licensed Product, the fully-allocated cost incurred by Transcend in manufacturing (or having manufactured) and supplying such Licensed Product to BI, which cost shall include without limitation material costs, allocable compensation costs of manufacturing

               Confidential Materials omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.


personnel, manufacturing overhead (including without limitation such items as rent, utility expenses, depreciation and amortization), but shall not include any allocation of non-manufacturing managerial or non-manufacturing employee overhead or of general and administrative expenses.


     1.27. "MARKETING EXCLUSIVITY" shall mean the marketing exclusivity afforded approved drug products pursuant to (a) the exclusivity provisions of the United States "Drug Price Competition and Patent Term Restoration Act of 1984", or its equivalent in a country other than the United States, or (b) the exclusivity provisions of the United States "Orphan Drug Act", or its equivalent in a country other than the United States.


     1.28. "MEDICAL COSTS" shall mean, with respect to a Licensed Product co-promoted in the United States by Transcend pursuant to Section 6.2.2, allocable medical costs and expenses (including without limitation such items as drug registration maintenance and re-registration costs, personnel and material costs for drug safety and for medical support in the marketing of such Licensed Product, and costs associated with post-approval clinical trials for such Licensed Product), provided that any allocation of costs and expenses shall be in accordance with reasonable and customary cost allocation procedures and ********************************* of Net Sales of such Licensed Product.


     1.29. "MOD" shall mean multiple organ dysfunction.


     1.30. "MOD DEVELOPMENT PROGRAM" shall mean a development program for obtaining regulatory approval for Procysteine I.V. for the treatment or prevention of MOD in the Territory, as further specified in Section 4.2.


     1.31. "MOD PIVOTAL TRIAL " shall mean a clinical trial that is conducted as a part of the MOD Development Program and is designed to obtain regulatory approval in the United States or the E.U. of Procysteine I.V. for the treatment or prevention of MOD.


     1.32. "MOD PIVOTAL TRIAL MILESTONE EVENT" means (a) in the event that the MOD Pivotal Trial is undertaken pursuant to Section 4.2.2, the commencement of the MOD Pivotal Trial, and (b) in the event that the MOD Pivotal Trial is undertaken pursuant to Section 4.2.3, the completion of the MOD Pivotal Trial.


     1.33. "MOD PROGRAM PLAN" shall mean the development plan for the MOD Development Program to be set forth as an addendum to this Agreement if and when approved by the Joint Steering Committee pursuant to the provisions of Section
4.2.2 (as such plan may be amended from time to time by the Joint Steering Committee or by mutual agreement of the Parties).

               Confidential Materials omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.

     1.34. "NDA" shall mean a new drug application filed with the FDA to obtain marketing approval for a Licensed Product in the United States and any comparable application filed with the regulatory authorities of the E.U. to obtain marketing approval for a Licensed Product in the E.U.


     1.35. "NET CONTRIBUTION" shall mean, with respect to a Licensed Product, the Net Sales of such Licensed Product ****************************************
************************* payable to Transcend pursuant to Section 7.4.1 below.


     1.36. "NET SALES" shall mean the invoiced sales price charged by BI, its Affiliates and/or sublicensees for the sale of Licensed Products to independent Third Parties in the Territory, after deduction of (a) excises, sales taxes or other taxes imposed upon and paid with respect to such sales (excluding national, state or local taxes based on income), (b) charge back payments or rebates granted to managed care organizations or federal, state and local governments, their agencies, purchasers and reimbursers, and (c)***************
*******************************************************************************
*************************************************** to cover INTER ALIA all bona fide cash and/or quantity discounts, credits for returns, handling and transportation charges. With respect to Major Market Countries, should future changes occur in any such country with regard to reimbursement to social security or health maintenance organizations that are considerable, the parties shall in good faith agree to a new definition of "Net Sales" for such country.


     The transfer of the Licensed Products by BI or one of its Affiliates to (i) another Affiliate of BI, or (ii) a permitted sublicensee of BI, or (iii) a Recognized Agent for resale in a Major Market Country, shall not be considered a sale; in such cases, Net Sales shall be determined based on the invoiced sales price by the Affiliate, or permitted sublicensee of BI or any such Recognized Agent to its customer, less the deductions allowed under this Section. Every other commercial use or disposition of Licensed Products by BI or its Affiliates, Recognized Agents (as provided above) or permitted sublicensees of BI, other than reasonable quantities of promotional samples or bona fide sale to a bona fide customer shall be considered a sale of the Licensed
Products at the weighted average Net Sales price then being invoiced by the seller in arm's length transactions.

         BI or its Affiliates shall be deemed to have sold a "Bundled Product" if the Licensed Products are sold by BI or its Affiliates pursuant to an agreement with an

               Confidential Materials omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.

independent customer specifying, for a combination of products or services, (i) a single price, (ii) other terms of purchase not separately identifying either a price per product or the effective deductions referred to above perproduct or
(iii) a price for units of the Licensed Products which is discounted below BI's or its Affiliates' standard invoice price per unit of the Licensed Products by at least ******** *************** more than the amount that any other product or service in the Bundled Product is discounted below such other product's or service's standard invoice price. In order to calculate the Net Sales of the Licensed Products included in a Bundled Product (a) in the case of the foregoing clauses (i) and (ii), the total Net Sales of the Bundled Product shall be multiplied by a fraction, the numerator of which shall be the product of the number of units of the Licensed Products sold multiplied by the standard invoice price per unit of the Licensed Products, and the denominator of which shall be the sum, for all products or services included in the Bundled Product, of the products of the number of units sold for each product or service in the Bundled Product multiplied by the standard invoice price per unit for each such product or service and (b) in the case of the foregoing clause (iii), the Parties will determine whether an adjustment to Net Sales is appropriate and, if so, a mutually agreeable method of calculation.


     1.37. "NUTRITION" shall mean the feeding of individuals and shall include all products not having therapeutic claims and not included in the definition of Clinical Nutrition that have as their principal purpose providing nutrients to an individual.


     1.38. "OTHER INDICATION" shall mean any disorder or disease in the Field, other than ARDS or MOD.


     1.39. "OTHER INDICATION PROGRAM PLAN" shall mean the development plan for an Additional Development Program to be set forth as an addendum to this Agreement when approved by the Joint Steering Committee pursuant to the provisions of Section 4.3.1 (as such plan may be amended from time to time by the Joint Steering Committee or by mutual agreement of the Parties).


     1.40. "PARTY" shall mean Transcend or BI; "PARTIES" shall mean Transcend and BI.


     1.41. "PROCYSTEINE" shall mean the intracellular glutathione-repleting agent, L-2-oxothiazolidine-4-carboxylic acid, that has been researched and developed by Transcend under the registered trademark "Procysteine(R)".


     1.42. "PROCYSTEINE I.V." shall mean formulations of Procysteine to be administered intravenously.

               Confidential Materials omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.

     1.43. "PRODUCT-RELATED COSTS" shall mean the sum of (a) Cost of Goods Sold,
(b) Sales and Marketing Costs, (c) Medical Costs, (d) Administration Costs and
(e) Distribution Costs.


     1.44. "PROGRAM PATENT RIGHTS" shall mean those United States and foreign patents and patent applications, including any division, continuation, continuation-in-part, reissue, renewal or extension thereof, or substitute therefor, and the letters patent that may be issued thereon, that cover the Program Technology.

     1.45. "PROGRAM PLAN" shall mean the ARDS Program Plan, MOD Program Plan and/or Other Indication Program Plan(s).


     1.46. "PROGRAM TECHNOLOGY" shall mean any inventions, discoveries, trade secrets, copyrightable works, know-how, data, regulatory submissions and other intellectual property of any kind (including any proprietary biological materials, compounds or reagents) conceived or reduced to practice by either Party, solely or jointly, during and as a part of the Development Program.


     1.47. "PROJECT TEAM" shall mean those individuals who are employed by Transcend or BI and who have been assigned responsibility for the development and commercialization of Procysteine I.V.


     1.48. "RECOGNIZED AGENT" shall mean an entity other than an Affiliate of BI through which BI regularly distributes and sells its products in a particular country or region.


     1.49. "SALES AND MARKETING COSTS" shall mean, with respect to a Licensed Product co-promoted in the United States by Transcend pursuant to Section 6.2.2, allocable promotion and field sales force costs (including without limitation costs associated with publications, mailings, medical symposia and promotional films, advertising agency fees, field force commissions on sales, field force management and administration costs, costs of sales offices and costs of training of field sales force), PROVIDED THAT any allocation of costs and expenses shall be in accordance with reasonable and customary cost allocation procedures and (a) over a period commencing on the date of the First Commercial Sale of such Licensed Product and ending on the ****************** of the date of such First Commerical Sale (the "Product Launch Period"), shall not exceed an average of ***************************** of Net Sales of such Licensed Product per year and (b) following the Product Launch Period, shall not exceed *************************** of Net Sales of such Licensed Product.

     1.50. "STOCK PURCHASE AGREEMENT" shall mean the Stock Purchase Agreement dated as of February 28, 1997 attached as EXHIBIT C to this Agreement.


     1.51. "TERRITORY" shall mean all countries of the world.


     1.52. "THIRD PARTY " shall mean any entity other than Transcend or BI, their respective Affiliates and Recognized Agents.

     1.53. "TRANSCEND PATENT RIGHTS" shall mean all present and future patents, patent applications, patent extensions, certificates of invention, or applications for certificates of invention, together with any divisions, continuations or continuations-in-part thereof, which are owned or controlled by, or licensed (with the right to sublicense) to, Transcend that cover Transcend Technology. Transcend Patent Rights as of the Effective Date are listed in EXHIBIT B hereto. Transcend agrees to update Exhibit B at least once annually.

     1.54. "TRANSCEND TECHNOLOGY" shall mean all present and future inventions, trade secrets, copyrights, data, regulatory submissions and other intellectual property of any kind (including any proprietary biological materials, compounds or reagents) including all confidential technical information in the possession of Transcend as of the Effective Date and during the term of this Agreement, which are owned or controlled by, or licensed (with the right to sublicense) to, Transcend that are necessary or useful for the manufacture, use or sale of the Licensed Products, excluding without limitation any Program Technology owned or controlled by Transcend.

     1.55. "VALID PATENT CLAIM" shall mean either (a) a claim of an issued and unexpired patent included within the Transcend Patent Rights and/or Program Patent Rights, which has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise or (b) a claim of a pending patent application included within the Transcend Patent Rights and/or Program Patent Rights, which claim was filed in good faith and has not been abandoned or finally disallowed without the possibility of appeal or refiling of said application.

               ARTICLE 2. SCOPE AND STRUCTURE OF THE COLLABORATION

     2.1 GENERAL. Transcend and BI wish to establish a collaborative alliance to develop and market the Licensed Products, initially for the treatment of ARDS and, subject to Section 4.2 and 4.3, the treatment or prevention of MOD and Other Indications. During the course of this collaboration, Transcend and BI shall communicate regularly and shall assume different rights and responsibilities for the development and commercialization of the Licensed Products, based on the phase of development and commercialization and the country in the Territory involved, all as more specifically described below.


                   ARTICLE 3. LICENSE GRANTS; RESERVED RIGHTS


     3.1. Grant of License Rights by Transcend to BI
          ------------------------------------------

          3.1.1 EXCLUSIVE LICENSE TO LICENSED PRODUCTS. Transcend hereby grants to BI, and BI hereby accepts, an exclusive (even as to Transcend, subject to the Co-Promotion Option, as that term is defined in Section 6.2.2) royalty-bearing license, under the Transcend Patent Rights and the Transcend Technology and Transcend's rights in and to Program Patent Rights and the Program Technology, to import, use, have used, offer to sell, sell and have sold the Licensed Products in the Field within the Territory. Such license shall include the right to grant sublicenses, under the Transcend Patent Rights and the Transcend Technology and Transcend's rights in and to the Program Patent Rights and the Program Technology, to Affiliates of BI and Recognized Agents and, with the written consent of Transcend which shall not be unreasonably withheld, to Third Parties. Transcend reserves the exclusive right to manufacture and have manufactured the Licensed Products subject to Section 6.1 below.


          3.1.2 RESERVATION OF RIGHTS. Notwithstanding the rights granted to BI under this Article 3, Transcend at all times reserves the right, under the Transcend Patent Rights and the Transcend Technology and Transcend's rights in and to Program Patent Rights and the Program Technology, to make and use reasonable quantities of the Licensed Products for its own research purposes and development purposes. In the event BI obtains the Manufacturing License under
Section 6.1.4, BI will agree to supply Transcend with reasonable amounts of the Licensed Products for such purposes at a price equal to the actual cost of manufacture.


     3.2. GRANT OF LICENSE RIGHTS BY BI TO TRANSCEND. BI hereby grants to Transcend to the extent BI is legally entitled to do so, a worldwide, non-exclusive, fully paid and royalty-free right and license, under the BI Patent Rights and the BI Technology and BI's rights in and to the Program Patent Rights and the Program Technology, to enable Transcend to comply with its obligations under this Agreement.


     3.3. Limitations on Transcend Reserved Rights.
          ----------------------------------------

          3.3.1. RESERVED RIGHTS. Except for the licenses expressly granted by Transcend to BI pursuant to Section 3.1, Transcend reserves all rights under the Transcend Patent Rights, the Transcend Technology and Transcend's rights in and to the Program Patent Rights and the Program Technology. The foregoing reserved rights shall include, but not be limited to, the rights to develop, make, use, sell and import oral formulations of Procysteine (and to sublicense Third Parties to do so), PROVIDED THAT Transcend shall not grant a license to a Third Party under Transcend Patent Rights, the Transcend Technology and Transcend's rights in and to the Program Patent Rights and the Program Technology unless it first complies with the provisions of Section 3.3.2, and any such license shall be subject to the restrictions set forth in Section 3.3.3.


          3.3.2. RIGHT OF FIRST NEGOTIATION. Transcend agrees that, at such time as it has a bona fide interest in seeking to enter into a collaborative development and commercialization arrangement with a Third Party for oral formulations of Procysteine for use in the Field, it shall first notify BI of such decision and, at BI's election, shall enter into negotiations with BI relating to the development and commercialization of oral formulations of Procysteine for use in the Field. Transcend shall not enter into negotiations with any Third Party relating to the development and commercialization of oral formulations of Procysteine for use in the Field for a period of ninety (90) days following the date it notifies BI of its decision to seek to enter into such an arrangement.


          3.3.3. RESTRICTIONS. Notwithstanding the provisions of Section 3.3.1, Transcend agrees not to market and sell, or license a third party to market or sell, an oral formulation of Procysteine for the treatment or prevention of (a) ARDS, in any country in which BI, at the time that Transcend commences clinical development of such oral formulation for ARDS, is then developing, marketing or selling a Licensed Product for the treatment or prevention of ARDS, (b) MOD, in any country in which BI, at the time that Transcend commences clinical development of such oral formulation for MOD, is then developing, marketing or selling a Licensed Product for the treatment or prevention of MOD, and (c) any Other Indication in any country in which BI, at the time that Transcend commences clinical development of such oral formulation for such Other Indication, is then developing, marketing or selling a Licensed Product for the treatment or prevention of such Other Indication. BI acknowledges that, prior to the Effective Date, Transcend has commenced clinical development of an oral formulation of Procysteine for the treatment of amyotrophic lateral sclerosis and the treatment of atherosclerotic cardiovascular disease, and, therefore, such indications are excluded from the prohibition set forth in subsection (c) of this Section 3.3.3.


     3.4. Preservation of Licenses in Bankruptcy.
          --------------------------------------

          3.4.1. BANKRUPTCY FILING. If Transcend should file a petition under bankruptcy laws, or if any involuntary petition shall be filed against Transcend, BI shall be protected in the continued enjoyment of BI's rights as licensee hereunder to the maximum feasible extent including, without limitation, if it so elects, the protection conferred upon licensees under Section 365(n) of Title 11 of the U.S. Code,

               Confidential Materials omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.

or any similar provision of any applicable law. Transcend shall give BI reasonable prior notice of the filing of any voluntary petition, and prompt notice of the filing of any involuntary petition, under any bankruptcy laws.

          3.4.2. INTELLECTUAL PROPERTY FOR PURPOSE OF BANKRUPTCY CODE. The Transcend Technology, Transcend Patent Rights, Program Technology and Program Patent Rights shall be deemed to be "intellectual property" as that term is defined in 11 U.S.C. Section 101(56) or any successor provision.

                   ARTICLE 4. DEVELOPMENT OF LICENSED PRODUCTS

     4.1. ARDS Development Program
          ------------------------

          4.1.1. TRANSCEND RESPONSIBILITIES. Subject to oversight by the Joint Development Team, Transcend shall have principal responsibility for, and shall utilize reasonable diligence in connection with, (a) the conduct of the ARDS Development Program in the Territory (excluding Japan), in accordance with the ARDS Program Plan, (b) compliance with required product-related regulatory approval procedures, and (c) seeking all applicable required regulatory approvals necessary for the marketing of Licensed Products in the Territory (excluding Japan) for the treatment or prevention of ARDS.


          4.1.2. BI RESPONSIBILITIES. BI shall notify Transcend on or before ********* as to whether or not it intends to commence clinical development of Procysteine I.V. for ARDS in Japan. In the event that BI notifies Transcend on or before *********** that it intends to commence such clinical development, the Parties, acting through the Joint Development Team and the Joint Steering Committee, shall amend the ARDS Program Plan to reflect the agreed-upon development activities in Japan, and subject to oversight by the Joint Development Team, BI shall have principal responsibility for (a) the conduct of the ARDS Development Program in Japan, in accordance with the ARDS Program Plan (as so amended), (b) compliance with required product-related regulatory approval procedures, and (c) seeking all applicable required regulatory approvals necessary for the marketing of Licensed Products in Japan. In the event that BI fails to notify Transcend on or before ********* that it intends to commence such clinical development, then BI shall be obligated to use commercially reasonable efforts to identify a sublicensee for Japan and enter into a sublicense agreement, on or before December 31, 1997, to develop and commercialize Procysteine I.V. for ARDS in Japan. Transcend agrees to provide reasonable assistance to BI in identifying such potential sublicensees, including providing BI with a list of potential sublicensees. Any such sublicense shall require

               Confidential Materials omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.

Transcend's prior written consent. In the event that a sublicense agreement is not entered into on or before December 31, 1997, all rights relating to Procysteine I.V. in Japan shall revert to Transcend, and the licenses granted under Section 3.1 shall terminate with respect to Japan.


          4.1.3. PROGRAM FUNDING. Transcend shall bear all Development Expenses relating to the ARDS Development Program and regulatory activities undertaken pursuant to Section 4.1.1, including, but not limited to, out-of-pocket expenses incurred by BI in connection with such activities at the request of Transcend. BI shall bear all Development Expenses relating to the ARDS Development Program and regulatory activities undertaken pursuant to Section 4.1.2, including, but not limited to, out-of-pocket expenses incurred by Transcend in connection with such activities at the request of BI.


          4.1.4. FILING FOR ARDS APPROVAL IN UNITED STATES Notwithstanding the provisions of Section 4.1.1., it is contemplated that the decision to file an NDA with the FDA for approval of Procysteine I.V. for ARDS will be made by mutual agreement of the Parties, acting through the Joint Steering Committee. In the event that BI does not agree that an NDA filing is appropriate and Transcend wishes to make such a filing, Transcend shall have the right to make such filing and shall provide written notice of such filing to BI (a "Notice of Transcend ARDS Filing"). Within thirty (30) days after BI receives a Notice of Transcend ARDS Filing, it shall elect either (a) to **************************************
********************************************* prior to the expiration of such
30-day period, or (b) ********************************************************
************************** as specified in Section 7.3, in which event all rights to Procysteine I.V. for the treatment of ARDS shall revert to Transcend, and the licenses granted under Section 3.1 shall terminate to the extent of such reversion of rights, provided that BI shall not be required to make the foregoing election UNLESS the **************************************************
****************** ******************************************* specified by applicable regulatory authorities. In the event that (a) BI receives a ******************************* (b) BI is not required to make an election under this subsection due to the proviso in the preceding sentence, and (c) Transcend
*************************************************************************
*********** then BI shall be obligated to pay to Transcend at the time of such *********** the milestones associated with ************************************.


     4.2. MOD DEVELOPMENT PROGRAM.


          4.2.1. GENERAL. As of the Effective Date, Transcend and BI have not agreed to commence a MOD Development Program. The Parties, acting through the Joint Development Team, shall consider the establishment of a MOD Development

               Confidential Materials omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.

Program and shall make a determination prior to ********* as to whether the joint conduct of a MOD Development Program is desirable.


          4.2.2. JOINT DEVELOPMENT PROGRAM. In the event that the Joint Development Team determines, on or before *********, that the Parties should jointly undertake a MOD Development Program, the Parties, acting through the Joint Development Team and the Joint Steering Committee, shall agree upon a MOD Program Plan to reflect the agreed-upon activities to be conducted pursuant to the MOD Development Program, and shall append such MOD Program Plan to this Agreement. In such event, and subject to oversight by the Joint Development
Team:

                    (a) Transcend shall have principal responsibility for, and shall utilize reasonable diligence in connection with, (i) the conduct of the MOD Development Program in the Territory (excluding Japan), in accordance with the MOD Program Plan,
                    (ii) compliance with required product-related regulatory approval procedures, and (iii) seeking all applicable required regulatory approvals necessary for the marketing of Licensed Products in the Territory (excluding Japan) for the treatment or prevention of MOD.



                    (b) Unless in accordance with Section 4.1.2 BI has elected not to develop Procysteine I.V. for ARDS in Japan and the applicable rights have reverted to Transcend, BI shall have principal responsibility for, and shall utilize reasonable diligence in connection with, (i) the clinical development of Procysteine I.V. for the treatment or prevention of MOD in Japan in accordance with the MOD Program Plan, (ii) compliance with all required product-related approval procedures, and (iii) seeking applicable required regulatory approvals necessary for the marketing of Licensed Products in Japan for the treatment or prevention of MOD.


                    (c) All Development Expenses relating to the MOD Development Program and regulatory activities undertaken pursuant to
                    Section 4.2.2(a), including, but not limited to, out-of-pocket expenses incurred by a Party in connection with such activities at the request of the other Party, shall be borne fifty percent (50%) by each Party. BI shall bear all Development Expenses relating to the MOD Development Program and regulatory activities undertaken pursuant to Section 4.2.2 (b),

               Confidential Materials omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.



                    including, but not limited to, out-of-pocket expenses incurred by Transcend in connection with such activities at the request of BI.


                    (d) In the event that the Parties jointly undertake the MOD Development Program but the Joint Development Team is unable to reach agreement on whether to commence Phase III clinical trials, either Party shall have the right to commence Phase III clinical trials relating to the use of Procysteine I.V. for the treatment or prevention of MOD and to seek regulatory approval therefor in the Territory, and shall provide written notice of its intent to commence such trials to the Joint Steering Committee. The Party or Parties commencing such Phase III clinical trials pursuant to this subsection (d) is/are referred to as the "Commencing Party". The Commencing Party shall, except as provided below, pay ***************************** of the Development Expenses
                    incurred in connection with the Phase III clinical trial or trials and all regulatory activities in connection therewith. If the Commencing Party files an NDA in the United States or a Major Market Country of the E.U. based on such Phase III clinical trials and receives regulatory approval for the use of Procysteine I.V. in the treatment or prevention of MOD, the other Party shall reimburse the Commencing Party for ******************************* of the
                    Development Expenses incurred by the Commencing Party pursuant to this subsection (d). In addition, if the Commencing Party is Transcend and (i) BI wishes to retain commercialization rights to Procysteine I.V. for the treatment or prevention of MOD, BI shall, ***************** ************************************ in the United States or
                    a Major Market Country of the E.U., pay to Transcend *********************************** with respect to
                    ************************************* (when applicable), the filing for ************* and the receipt of ***********, as specified in Section 7.3 below; or (ii) if BI does not wish to retain commercialization rights to Procysteine I.V. for the treatment or prevention of MOD, all rights relating to Procysteine I.V. for the treatment or prevention of MOD in the Territory shall revert to Transcend, and the licenses granted under Section 3.1 shall terminate with respect to Procysteine I.V. for the treatment or

               Confidential Materials omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.

                    prevention of MOD in the Territory. BI shall indicate to Transcend in writing *****************************
                    *************************************** of its election
                    concerning retention of commercialization rights, PROVIDED THAT failure of BI to reimburse Transcend for Development Expenses and to make *************************************
                    shall be deemed to be an election by BI under subsection
                    (d)(ii) above. If BI makes or is deemed to make an election under subsection (d)(ii) above, Transcend shall have the right to commercialize, alone or with a Third Party, Procysteine I.V. in the Territory for the treatment or prevention of MOD, PROVIDED THAT Transcend or any such Third Party shall utilize a different product name for Procysteine I.V. than is being utilized by BI for any Procysteine I.V. product for ARDS.


                    4.2.3. Non-Joint Development Program. In the event that the Joint Development Team does not determine, on or before ************* that the Parties should jointly undertake a MOD Development Program (whether due to an affirmative decision not to jointly undertake such a program or due to the inability of the Joint Development Team to make a determination relating thereto), each Party shall have the right, but not the obligation, to commence a MOD Development Program. In the event that either Party decides to undertake such a MOD Development Program, such Party shall notify the Joint Development Team and, in consultation with the Joint Development Team, develop clinical trial plans for such MOD Development Program, PROVIDED THAT the Party undertaking such program shall have final authority over such clinical trial plans. All Development Expenses relating to a MOD Development Program shall be borne by the Party undertaking such program, except that


                              (a)       If Transcend undertakes a MOD
                                        Development Program pursuantct to this
                                        Section 4.2.3, Transcend shall bear all
                                        Development Expenses of such MOD
                                        Development Program except as follows:


                                        (i)       in the event that Transcend
                                                  undertakes a Phase II

               Confidential Materials omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.

                                        clinical study (which is not a MOD
                                        Pivotal Trial) pursuant to the MOD
                                        Development Program, BI shall have the
                                        right (but not the obligation),
                                        exercisable within thirty (30) days
                                        after the occurrence of either (A)
                                        receipt by BI of a full study report on
                                        such Phase II clinical study, or (B) the NDA Filing relating to Procysteine I.V. for the treatment of ARDS, to make the following payments to Transcend:


                                        (x)       reimbursement equal to
                                                  ************************* of
                                                  the Development Expenses
                                                  incurred by Transcend in such
                                                  MOD Development Program prior
                                                  to the date of such exercise
                                                  made following the occurrence
                                                  of one (but not both) of the
                                                  events set forth in (A) and
                                                  (B) above, or **************
                                                  ******* of such Development
                                                  Expenses if such exercise is
                                                  made following the occurrence
                                                  of both of the events set
                                                  forth in (A) and (B) above,
                                                  and


                                        (y)       ************************** of
                                                  all Development Expenses
                                                  incurred in such MOD
                                                  Development Program from and
                                                  after the date of such
                                                  exercise, including without
                                                  limitation a MOD Pivotal
                                                  Trial, and


                                        (z)       the milestone payments set
                                                  forth in Section 7.3 with
                                                  respect to the **************
                                                  **************** the filing
                                                  for ************ and the
                                                  ***********************, when
                                                  applicable.


                                        In the event that BI does not exercise
                                        its right to provide such funding
                                        pursuant to this subsection (i), the
                                        provisions of subsection (iii) shall
                                        apply.


                              (ii) In the event that Transcend undertakes a Phase II/III clinical study pursuant to the MOD Development Program, BI shall have the right (but not the obligation), exercisable within thirty (30)

               Confidential Materials omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.

                                        days after the NDA filing relating to
                                        Procysteine I.V. for the treatment of
                                        ARDS, to make the following payments to
                                        Transcend:


                                        (x)       reimbursement equal to ******
                                                  ******of the Development
                                                  Expenses incurred by Transcend
                                                  in such MOD Development
                                                  program prior to the date of
                                                  such exercise, and


                                        (y)       ******************* of all
                                                  Development Expenses incurred
                                                  by Transcend in such MOD
                                                  Development Program from and
                                                  after the date of such
                                                  exercise, including without
                                                  limitation a MOD Pivotal
                                                  Trial, and


                                        (z)       the milestone payments set
                                                  forth in Section 7.3 with
                                                  respect to the **************
                                                  **************** the ********
                                                  *************receipt of MOD
                                                  approval, when applicable.


                                        In the event that BI does not exercise
                                        its right to provide such funding
                                        pursuant to this subsection (ii), the
                                        provisions of subsection (iii) shall
                                        apply.


                              (iii) In the event that Transcend undertakes a Phase III clinical study (following a Phase II clinical study) or a Phase II/III clinical study pursuant to the MOD Development Program and BI has not exercised its funding right pursuant to subsection (i) or (ii), as applicable, BI shall have the right (but not the obligation), exercisable within thirty
                                        (30) days after receipt of regulatory
                                        approval in the United States or a Major
                                        Market Country of the E.U. for the use
                                        of Procysteine I.V. for the treatment or prevention of MOD, to make the following payments to Transcend:


                                        (x)       reimbursement equal to ******
                                                  ************** of the
                                                  Development Expenses

               Confidential Materials omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.



                                                  incurred by Transcend in such
                                                  MOD Development Program prior
                                                  to the date of such exercise
                                                  (including Development
                                                  Expenses incurred in the Phase
                                                  II, Phase III and Phase II/III
                                                  clinical studies, as
                                                  applicable), and


                                        (y)       ********************of all
                                                  Development Expenses incurred
                                                  by Transcend in such MOD
                                                  Development Program from and
                                                  after the date of such
                                                  exercise, and after the date
                                                  of such exercise, and


                                        (z)       the milestone payments set
                                                  forth in Section 7.3 with
                                                  respect to the **************
                                                  **************** the ********
                                                  and the *************** when
                                                  applicable.


                                        In the event that BI fails to exercise
                                        the right to provide such funding within such 30-day period and to make the payments provided above, all rights relating to Procysteine I.V. for the treatment or prevention of MOD in the Territory shall immediately revert to Transcend, and the licenses granted under Section 3.1 shall terminate with respect to Procysteine I.V. for the treatment or prevention of MOD in the Territory (in which event Transcend shall have the right to commercialize, alone or with a Third Party, Procysteine I.V. for the treatment or prevention of MOD, PROVIDED THAT Transcend or any such Third Party shall utilize a different product name for Procysteine I.V. than is being utilized by BI for any Procysteine I.V. product for ARDs.


     4.3. Additional Development Programs.
          -------------------------------

          4.3.1. GENERAL. Any plans or intentions of either Party with respect to the development of Procysteine I.V. for Other Indications shall be proposed by such Party to the Joint Development Team. Such plans or intentions include any clinical

               Confidential Materials omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.



trials conducted under an IND of such Party, or under an investigator IND. The Joint Development Team shall consider any such proposal and, if it concurs in such proposal, shall submit such proposal, together with a protocol, protocol outline, or a complete development plan and a budget, to the Joint Steering Committee for review. Upon approval by the Joint Steering Committee, the Parties shall agree upon an Other Indication Program Plan, which shall (a) reflect the agreed-upon activities to be conducted pursuant to the Additional Development Program, (b) set forth the respective responsibilities of the Parties relating to the Additional Development Program and (c) set forth the agreed-upon budget, respective funding commitments and milestones, if any, relating to the Additional Development Program. Such Other Indication Program Plan shall be appended to this Agreement. In addition to the foregoing, each Party shall advise the Joint Development Team concerning its plans or intentions with respect to any preclinical use of Procysteine for Other Indications, and the results of any such uses.


          4.3.2. NON-JOINT DEVELOPMENT. In the event that (a) the Joint Development Team does not reach agreement to approve a proposed Additional Development Program, or (b) the Joint Steering Committee does not approve a proposed Additional Development Program, or (c) the Parties are otherwise unable to reach agreement to commence an Additional Development Program proposed by either Party, then either Party shall have the right to conduct such Additional Development Program, and shall provide written notice of its intent to commence such Additional Development Program to the Joint Steering Committee. The Party or Parties commencing such Additional Development Program pursuant to this
Section 4.3.2 is/are referred to as the "Developing Party." The Developing Party shall, except as provided below, pay ************************* of the Development Expenses incurred in connection with the Additional Development Program and all regulatory activities in connection therewith. If the Developing Party files an NDA in the United States or a Major Market Country of the E.U. and receives regulatory approval for the use of Procysteine I.V. in the treatment or prevention of the Other Indication specified for the Additional Development Program, the other Party shall reimburse the Developing Party for ****************** of the Development Expenses incurred by the Developing Party pursuant to this Section 4.3.2. In addition, if the Developing Party is Transcend and (i) BI wishes to retain commercialization rights to Procysteine I.V. for the treatment or prevention of the Other Indication specified for the Additional Development Program, BI shall, within thirty (30) days after receipt of regulatory approval in the United States, or a Major Market Country of the E.U., pay to Transcend any agreed-upon milestone payments set forth in the Other Indication Program Plan; or (ii) if BI does not wish to retain commercialization rights to Procysteine I.V. for the treatment or prevention of the Other Indication specified for the Additional Development Program, all rights relating to Procysteine I.V. for the treatment or prevention of the Other Indication specified for the Additional Development Program in the Territory shall revert to Transcend, and the licenses granted under Section 3.1 shall terminate with respect to Procysteine I.V. for the treatment or prevention of such Other Indication specified for the Additional Development Program. BI shall indicate to Transcend in writing within thirty (30) days after receipt of notice of regulatory approval of its election concerning retention of commercialization rights, PROVIDED THAT failure of BI to reimburse Transcend for Development Expenses and to make applicable milestone payments within such 30-day period shall be deemed to be an election by BI under subsection (ii) above. If BI makes or is deemed to make an election under subsection (ii) above, Transcend shall have the right to commercialize, alone or with a Third Party, Procysteine I.V. in the Territory for the treatment or prevention of the Other Indication specified for the Additional Development Program, PROVIDED THAT Transcend shall utilize a different product name for Procysteine I.V. than is being utilized by BI for any Procysteine I.V. product for ARDS.

     4.4. ATTENDANCE AT REGULATORY MEETINGS. BI or Transcend, as the case may be, will provide the other Party with reasonable prior notice of all meetings between its representatives and regulatory authorities regarding marketing approval of the Licensed Products. The recipient of such notice shall have the right to have a representative present at all important meetings at such recipient's sole expense; PROVIDED, HOWEVER, that the Party holding such meeting with a regulatory authority may revoke this right with respect to any particular meeting if, in its good faith reasonable judgment, the presence of any other Party will be a detriment to the success of the meeting. Each of BI and Transcend will furnish, at the other's request, a representative to attend regulatory meetings of the other regarding marketing approval of the Licensed Products.


     4.5. DEVELOPMENT EXPENSES


          4.5.1. TRANSCEND FUNDING. Transcend agrees to use the funds provided by BI pursuant to Sections 7.1 and 7.2 below exclusively for the ARDS Development Program, except as otherwise agreed by the Parties.


          4.5.2. SHARED DEVELOPMENT EXPENSES. In the event that the Parties are obligated to share Development Expenses pursuant to Sections 4.2.2(c), 4.2.3(a), 4.2.3(b) or 4.3.1, each Party incurring Development Expenses shall, within thirty (30) days after the end of each calendar quarter, provide a written report to the Joint Development Team and the other Party detailing the Development Expenses incurred in the preceding quarter. Within fifteen (15) days after the receipt of such report(s), payments shall be made by one Party to the other Party so that the total Development Expenses incurred in such calendar quarter shall be shared in the applicable agreed-upon percentages by the Parties.

          4.5.3. REIMBURSEMENT OF DEVELOPMENT EXPENSES. In the event that one Party (a "Reimbursing Party") is obligated to reimburse the Development Expenses incurred by the other Party pursuant to Sections 4.2.2(d), 4.2.3(a) and 4.3.2, the Party incurring such Development Expenses shall, within thirty (30) days after the occurrence of the event giving rise to the reimbursement obligation, provide a written report to the Joint Development Team and the Reimbursing Party detailing the Development Expenses subject to the applicable reimbursement obligation. Within fifteen (15) days after the receipt of such report, the Reimbursing Party shall pay the required amount to the other Party.


     4.6. RECORDS. Each Party shall keep complete and accurate records of its expenditures in connection with the Development Program, which records each Party shall retain for three (3) years after the end of the calendar year in which expenses were incurred. The records shall conform to generally accepted accounting principles consistently applied. Each Party shall have the right during the Development Program and during the subsequent three (3) year period to appoint, at its own expense, an independent public accountant reasonably acceptable to the other Party to inspect said records. Upon reasonable notice from the other Party (the "Requesting Party"), a Party (the "Reviewed Party") shall make its records available during regular business hours for inspection by the independent public accountant at the place or places where the Reviewed Party customarily keeps such records, to the extent reasonably necessary to verify the accuracy of the expenditures. The right of inspection shall not be exercised by a Party more than once in any calendar year and not more than once with respect to records covering any specific period of time. A Requesting Party shall hold in strict confidence all information concerning such expenditures and all information learned in the course of any audit or inspection, except to the extent necessary for the Requesting Party to enforce any rights it may have pursuant to this Agreement or if disclosure is required by law. The failure of either Party to request verification of any expenditures during the period the other Party is required to retain the records of any calendar year shall be considered acceptance of the accuracy of the reports concerning such expenditures.


     4.7. PROGRESS REPORTS. Within fifteen (15) days after the end of each calendar month during the pendency of the Development Program, each Party shall provide to the Joint Development Team a written report summarizing the activities undertaken by such Party during the previous calendar month in connection with the Development Program.


     4.8. AVAILABILITY OF EMPLOYEES. Each Party agrees to make its employees and non-employee consultants reasonably available at their respective places of employment to consult with the other Party on issues arising during the Development Program and in connection with (a) any request from any regulatory agency, including regulatory, scientific, technical and clinical testing issues or (b) the commercialization of Licensed Products.

     4.9. VISIT OF FACILITIES. Representatives of Transcend and BI may, with the other Party's prior approval, which approval shall not be unreasonably withheld, visit the sites of any clinical trials or other experiments being conducted by such other Party in connection with the Development Program and, subject to any necessary approvals of the relevant Third Party, manufacturing sites used for the Licensed Product. If requested by the other Party, Transcend and BI shall cause appropriate individuals working on the Development Program to be available for meetings at the location of the facilities where such individuals are employed at times reasonably convenient to the Party responding to such request.


     4.10. DEVELOPMENT INFORMATION. Each Party will (a) provide the other Party with a copy of all submissions to be made by such Party to regulatory authorities prior to the date of such submissions in sufficient time to enable the other Party to comment on such submission, and (b) promptly provide the other Party with the results of all toxicology and pharmacology studies and clinical trials conducted by, or under the supervision of, such Party, with respect to the Licensed Products.


     4.11. CESSATION OF TRANSCEND BUSINESS. In the event that Transcend or any successor to Transcend ceases to conduct business operations, BI shall have the right, but not the obligation, to assume Transcend's development obligations under this Agreement. In such event, Transcend or any successor to Transcend shall provide BI with access to data and regulatory filings, as well as with a right to cross-reference Transcend's or Transcend's successor's applicable regulatory filings.



                              ARTICLE 5. MANAGEMENT


     5.1 Joint Development Team.
         ----------------------

          5.1.1. GENERAL. A Joint Development Team comprised of no more than five (5) named representatives of each Party shall be appointed and shall meet as needed. The Joint Development Team shall have a Project Leader designated by mutual agreement of the Parties from time to time.


          5.1.2. RESPONSIBILITIES. The Joint Development Team shall have responsibility for the coordination and review of the Development Program, including, but not limited to, (a) review of results of clinical trials and related regulatory matters, (b) review on at least an annual basis of each Program Plan and recommendation of any proposed changes therein to the Joint Steering Committee, and (c) recommendations to the Joint Steering Committee concerning the MOD Development Program and Additional Development Program(s) pursuant to Sections 4.2.2 and 4.3.1, respectively.

          5.1.3. MEETINGS. Meetings of the Joint Development Team shall be at times and places or in such form (e.g., in person, telephonic or video conference) as the members of the Joint Development Team shall agree. The Joint Development Team shall keep accurate minutes of its deliberations which record all proposed decisions and all actions recommended or taken. All records of the Joint Development Team shall be available to both Parties.


          5.1.4. REPRESENTATIVES. A Party may change one or more of its representatives to the Joint Development Team at any time. Members of the Joint Development Team may be represented at any meeting by another member of the Joint Development Team, or by a deputy.


          5.1.5. ACTIONS. Any approval, determination or other action agreed to by a majority of the members of the Joint Development Team or their deputies present at the relevant Joint Development Team meeting shall be the approval, determination or other action of the entire Joint Development Team. Although the Parties shall seek to reach agreement on all matters by consensus, in the event that any approval, determination, or action is not agreed to by a majority of the members of the Joint Development Team, then such matter shall be referred to the Joint Steering Committee for resolution pursuant to Section 5.3 of this Agreement (including the provisions of Section 5.3.4). In addition, the Joint Development Team may delegate to one Party or to a specific representative the authority to make certain decisions.


     5.2. Joint Marketing Team
          --------------------

          5.2.1. GENERAL. In the event that Transcend exercises the Co-Promotion Option (as that term is defined in Section 6.2.2) in accordance with Section 6.2.2, the Parties shall establish a Joint Marketing Team to oversee commercialization activities in the United States. The Joint Marketing Team shall be comprised of no more than three (3) named representatives of each Party and shall meet as needed. The Joint Marketing Team shall have a Project Leader designated by BI from time to time.


          5.2.2. MEETINGS. Meetings of the Joint Marketing Team shall be at times and places or in such form (e.g., in person, telephonic or video conference) as the members of the Joint Marketing Team shall agree. At such meetings, the Joint Marketing Team will, among other things, discuss and coordinate the conduct of marketing, promotion, sales and distribution activities in the United States. The Joint Marketing Team shall keep accurate minutes of its deliberations which record all proposed decisions and all actions recommended or taken. All records of the Joint Marketing Team shall be available to both Parties.


          5.2.3. REPRESENTATIVES. A Party may change one or more of its representatives to the Joint Marketing Team at any time. Members of the Joint

Marketing Team may be represented at any meeting by another member of the Joint Marketing Team, or by a deputy.

          5.2.4. ACTIONS. Any approval, determination or other action agreed to by a majority of the members of the Joint Marketing Team or their deputies present at the relevant Joint Marketing Team meeting shall be the approval, determination or other action of the entire Joint Marketing Team. Although the Parties shall seek to reach agreement on all matters by consensus, in the event that any approval, determination or action is not agreed to by a majority of the members of the Joint Marketing Team, then the members of the Joint Marketing Team designated by BI shall make the final determination of such matter. In addition, the Joint Marketing Team may delegate to one Party or to a specific representative the authority to make certain decisions.


     5.3. Joint Steering Committee.
          ------------------------

          5.3.1. GENERAL. The Joint Steering Committee shall consist of two (2) senior representatives of each of Transcend and BI. Such committee shall (a) supervise the Joint Development Team, and, if applicable, the Joint Marketing Team, including approval of all Program Plans and budgets and any material amendments thereto, (b) make decisions concerning major development or commercialization issues (such as the decision to commence or discontinue clinical trials for any indication), (c) resolve of any disputes within the Joint Development Team, or, if applicable, the Joint Marketing Team, and (d) meet as needed. A Party may change one or more of its representatives to the Joint Steering Committee at anytime.


          5.3.2. CHAIR. The Joint Steering Committee shall initially be chaired by a Transcend representative to the committee. The Transcend representative shall serve as the Chair of the Joint Steering Committee from the Effective Date through August 31, 1997. On September 1, 1997, a BI representative shall become the Chair of the Joint Steering Committee through February 28, 1998. Thereafter, the Chair of the Joint Steering Committee shall rotate between representatives of Transcend and BI with each Chair serving for six (6) months.


          5.3.3. MEETINGS. Meetings of the Joint Steering Committee shall be at such times and places or in such form (e.g., in person, telephonic or video conference) as the members of the Joint Steering Committee shall agree. Representatives of both Parties shall be present at any meeting of the Joint Steering Committee. Decisions of the Joint Steering Committee shall be made by majority vote, except that such majority must include at least one representative of each Party. The Joint Steering Committee shall keep accurate minutes of its deliberations which record all proposed decisions and all actions recommended or taken. All records of the Joint Steering Committee shall at all times be available to both Parties.

               Confidential Materials omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.

          5.3.4. DISAGREEMENTS. All disagreements within the Joint Steering Committee shall be subject to the following:


                    (a) The representatives to the committee will negotiate in good faith for a period of not less than thirty (30) days to attempt to resolve the dispute;


                    (b) If the representatives of the committee are unable to resolve the dispute by the end of such period, the committee shall promptly present the disagreement to the Chief Executive Officer of Transcend and the Member of the Corporate Board of BI responsible for Pharmaceuticals or their respective designees; and


                    (c) Such executives shall meet or discuss in a telephone or video conference each Party's view and explain the basis for such disagreement and resolve the dispute.

                  ARTICLE 6. MANUFACTURING AND MARKETING RIGHTS


     6.1. Manufacturing of Licensed Products.
          ----------------------------------
          6.1.1. TRANSCEND'S EXCLUSIVE RIGHT TO MANUFACTURE. Subject to Section
6.1.4 below, Transcend shall be responsible for the manufacture and supply of the Licensed Products in formulated and finished form at the required quality and in quantities sufficient to conduct the Development Program and for commercial sale. Transcend may fulfill such responsibility either, at Transcend's election, by directly manufacturing Licensed Products, by contracting with BI to do so, by contracting with one or more Third Parties to do so, or by a combination thereof. Transcend will provide all documentation regarding manufacture needed to register the Licensed Products and will arrange for pre-approval inspections. BI shall have the right to inspect any proposed Transcend or Third Party manufacturing site. For commercial sale, Transcend shall supply the Licensed Products to BI pursuant to the terms and conditions of a supply agreement to be negotiated within one hundred eighty (180) days following the Effective Date (the "Supply Agreement"), which shall reflect the terms and conditions set forth on EXHIBIT D.


          6.1.2. TRANSFER PRICE. BI shall reimburse Transcend for the Cost of Goods Sold relating to Licensed Products supplied by Transcend to BI and its Affiliates or sublicensees for any purpose, including clinical trial and commercial sale purposes, PROVIDED, HOWEVER, that in no event shall BI's reimbursement payment to Transcend for the Cost of Goods Sold per unit of a Licensed Product exceed *******************************************************

               Confidential Materials omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.

***************************************************************** PROVIDED,
FURTHER, that, subject to the relevant terms set forth in Exhibit D, BI's reimbursement payment to Transcend for each unit of a Licensed Product shall not be less than *** ********************************************************.
Transcend shall use commercially reasonable efforts to minimize such Cost of Goods Sold. BI shall make all reimbursement payments due to Transcend pursuant to this Section 6.1.2 within thirty (30) days after receipt of a reasonably detailed invoice for Licensed Products previously supplied by Transcend.


          6.1.3. MANUFACTURING PLANNING. In order to ensure either an orderly transition of manufacturing responsibility from Transcend to BI pursuant to
Section 6.1.4 or the continuation of Transcend's manufacturing responsibility, the Parties agree to engage in joint long-term manufacturing planning.


          6.1.4. BI'S OPTION FOR MANUFACTURING LICENSE . Transcend hereby grants to BI an option to obtain a worldwide right and license, under the Transcend Patent Rights and the Transcend Technology and Transcend's rights in and to the Program Patent Rights and the Program Technology, to make and have made the Licensed Products (the "Manufacturing License"). This option is first exercisable on the *********************************************** upon written notice by BI to Transcend. Upon the effective date of the Manufacturing License, the Supply Agreement will terminate and BI shall become responsible for (a) the manufacture of the Licensed Products at the required quality and in quantities sufficient for commercial sale, (b) providing documentation, other than that provided by Transcend, regarding the manufacture of the Licensed Products for commercial sale needed to register the Licensed Products and (c) arranging for pre-approval inspections. Costs incurred by Transcend in connection with (i) the transition of manufacturing responsibility for the Licensed Products to BI and
(ii) qualifying BI as the manufacturer for registration purposes shall be reimbursed to Transcend by BI.


     6.2. Marketing and Distribution Rights and Obligations.
          -------------------------------------------------

          6.2.1. BI Marketing Right and Diligence Obligations.
                 --------------------------------------------

          (a) BI'S MARKETING RIGHTS AND OBLIGATIONS TO USE REASONABLE EFFORTS Except as set forth in Section 6.2.2 below, BI shall have the exclusive right and responsibility to market and distribute the Licensed Products throughout the Territory, and shall have responsibility for all pre- and post-approval marketing, sales and distribution activities. Upon receipt of approval to commence commercial sale of the Licensed Products in each Major Market Country, BI agrees, at its own expense, to use reasonable diligence to market the Licensed Products in each such country

               Confidential Materials omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.

consistent with those efforts used for other BI products with similar commercial potential, PROVIDED, HOWEVER, that *******************************
******************************where such election is advisable in BI's reasonable determination and BI has discussed its decision with Transcend prior to such election. BI also agrees to use reasonable diligence to market Licensed Products in all other countries where BI sells other products, consistent with those efforts used in marketing other BI products with similar commercial potential. BI also agrees to permit at least one representative of Transcend to attend periodic strategic marketing meetings conducted by BI relating to the Licensed Product, which meetings shall occur no less frequently than semiannually.


          (b) TRANSCEND'S REMEDIES FOR BI'S FAILURE TO USE REASONABLE EFFORTS. In the event of BI's failure to use reasonable efforts to (i) develop the Licensed Products in any country other than a Major Market Country or (ii) market the Licensed Products in any country as provided in Section 6.2.1, and BI fails to remedy or take reasonable action to initiate a remedy of such default within **************** after notice thereof by Transcend, Transcend shall have the right to terminate the licenses and rights of BI under Sections 3.1.1, 3.1.2 and 6.2.1 in such country, but Transcend shall not have the right to terminate this Agreement in its entirety. If Transcend exercises the said right,

                    (i) Transcend may continue development of the Licensed Product for distribution, marketing or sale in such country or region either itself or with a Third Party,


                    (ii) if BI has exercised the option for the Manufacturing License, (A) BI shall supply Transcend with reasonable amounts of the Licensed Products for the aforementioned purposes on terms consistent with the terms set forth in Section
                              6.1.1 and the Supply Agreement for so long as BI is manufacturing, to the specifications required by Transcend, the Licensed Products for its own sale or (B) if BI cannot supply Transcend with the Licensed Products, Transcend shall have the right to make or have made the Licensed Products for such indication notwithstanding any license granted to BI pursuant


                                      -28

               Confidential Materials omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.

consistent with those efforts used for other BI products with similar commercial potential, PROVIDED, HOWEVER, that *******************************
******************************where such election is advisable in BI's reasonable determination and BI has discussed its decision with Transcend prior to such election. BI also agrees to use reasonable diligence to market Licensed Products in all other countries where BI sells other products, consistent with those efforts used in marketing other BI products with similar commercial potential. BI also agrees to permit at least one representative of Transcend to attend periodic strategic marketing meetings conducted by BI relating to the Licensed Product, which meetings shall occur no less frequently than semiannually.

          (b) TRANSCEND'S REMEDIES FOR BI'S FAILURE TO USE REASONABLE EFFORTS. In the event of BI's failure to use reasonable efforts to (i) develop the Licensed Products in any country other than a Major Market Country or (ii) market the Licensed Products in any country as provided in Section 6.2.1, and BI fails to remedy or take reasonable action to initiate a remedy of such default within **************** after notice thereof by Transcend, Transcend shall have the right to terminate the licenses and rights of BI under Sections 3.1.1, 3.1.2 and 6.2.1 in such country, but Transcend shall not have the right to terminate this Agreement in its entirety. If Transcend exercises the said right,

                    (i) Transcend may continue development of the Licensed Product for distribution, marketing or sale in such country or region either itself or with a Third Party,


                    (ii) if BI has exercised the option for the Manufacturing License, (A) BI shall supply Transcend with reasonable amounts of the Licensed Products for the aforementioned purposes on terms consistent with the terms set forth in Section
                              6.1.1 and the Supply Agreement for so long as BI is manufacturing, to the specifications required by Transcend, the Licensed Products for its own sale or (B) if BI cannot supply Transcend with the Licensed Products, Transcend shall have the right to make or have made the Licensed Products for such indication notwithstanding any license granted to BI pursuant to

               Confidential Materials omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.


                              Section 6.1.4 and BI shall grant Transcend a worldwide, perpetual, non-exclusive, fully-paid and royalty-free right and license to use in the manufacture of the Licensed Products any manufacturing know-how developed by BI since the effective date of the Manufacturing License that is necessary or useful in the manufacture of the Licensed Products.


                    (iii) to the extent legally permissible, BI shall take all additional action reasonably necessary to assign all of its right, title and interest in and transfer possession and control to Transcend of the regulatory filings prepared by BI, and regulatory approvals received by BI, to the extent that such filings and approvals relate to the Licensed Products in such country or countries and


                    (iv) Article 4 will be appropriately amended, but this Agreement will otherwise remain in effect.


In the event that Transcend enters into an agreement with a Third Party pursuant to clause (i), and such Third Party will use data generated by BI, then Transcend shall provide in such agreement that such Third Party will reimburse BI for the perceived value of such data in such country, such value to be negotiated in good faith by BI and Transcend, taking into account the financial contributions of both Parties to the generation of such data.


          6.2.2. TRANSCEND CO-PROMOTION OPTION. Transcend shall have the right, at its option, to co-promote the Licensed Products alongside BI or its United States Affiliate in the United States (the "Co-Promotion Option"). If Transcend intends to exercise the Co-Promotion Option, Transcend will so notify BI in writing prior to the **********************************************************
*****. Failure by Transcend to provide such notice within the time period described in the preceding sentence shall terminate Transcend's co-promotion rights under this Section 6.2.2. If Transcend exercises the Co-Promotion Option in accordance with the

               Confidential Materials omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.



second sentence of this Section 6.2.2, (a) Transcend shall be obligated to provide ***********************************************************************
****************************************************************************
(the "Transcend Sales Force"), (b) Transcend and BI shall establish the Joint Marketing Team pursuant to the provisions of Section 5.2, and (c) Transcend shall be entitled to receive payments from BI pursuant to the provisions of
Section 7.4.1. Transcend shall bear all costs associated with the Transcend Sales Force, including all sales and marketing costs. The activities of the Transcend Sales Force shall be coordinated with BI's sales and marketing team. Transcend may request that the Joint Marketing Team consider an increase in the number of full-time equivalent sales specialists that Transcend is entitled to utilize in co-promoting Licensed Products in the United States. In the event that the number of full-time equivalent sales specialists utilized by Transcend falls below ******** at any time, Transcend shall use reasonable efforts to hire within *********** days sufficient personnel to maintain a Transcend Sales Force with at least ******** full-time equivalent sales specialists.



                               ARTICLE 7. PAYMENTS


     7.1. LICENSE FEE. BI shall pay to Transcend a non-refundable, non-creditable license fee in the amount of five million dollars ($5,000,000) within three (3) business days after the Effective Date.

     7.2 EQUITY INVESTMENT. BI shall make a five million dollar ($5,000,000) investment in Transcend's common stock and/or preferred stock on the terms and subject to the conditions of the Stock Purchase Agreement.

     7.3 MILESTONE PAYMENTS. BI shall make the following milestone payments to Transcend upon the achievement of the applicable milestones:

               Confidential Materials omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.


              Milestone                                  Payment
              ---------                                  -------

1.     **************************
       **************************
       PROVIDED, HOWEVER, that such
       payment (a) shall be ********
       **********************(with a
       **********************   made
       for any portion of a month), up
       to a ***************************
       *********for the number of
       months or portion thereof, if
       any, after ************* that
       ************ an *************
       *******************************
       (the "Late Filing Period"),
       PROVIDED FURTHER that,
in determining the Late Filing Period,
any ******************************
****************************************
*********************************
pursuant to Exhibit A shall be
********, and (b) shall be
**************************** (with a
************* made for any portion of
a month) for the number of months or
portion thereof, if any, in advance of
************* that **************an
********************* *****************
(the "Early Filing Period"), PROVIDED
FURTHER that in determining the Early
Filing Period, ***********************
************************************
************* of the ***************
pursuant to Exhibit A shall be *******
                                                         ***********

2.*****************************                          ***********

               Confidential Materials omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.


3.*******************************
  *******************************
  ****************************                            ***********

4.******************************
  *******************************
  *******                                                 ***********

5.******************************
  , PROVIDED that ***********
  to make any ******************
  *****************************
  *********************************
  ******                                                  ************

6.*********************************
  ******************************                          ************

7.******************************                          ************

8.*********************************
  **************************************
  ***********                                             ************

9.**************************************
  **************************************
  *********                                               ************


     Within forty-five (45) days following the occurrence of each of the milestones set forth above, BI shall pay to Transcend in United States dollars by certified or bank check or wire transfer the payments set forth above. Payments made to Transcend pursuant to this Section 7.3 are not refundable under any circumstances and will not be credited against royalty payments due Transcend under Section 7.4.

             Confidential Materials omitted and filed separately
                 with the Securities and Exchange Commission.
                       Asterisks denote such omissions.


     7.4. Royalties on Net Sales.
          ----------------------

          7.4.1 NET SALES IN THE UNITED STATES. In consideration of the licenses granted by Transcend to BI, BI shall pay to Transcend a royalty in the amount equal to ************************** of Net Sales of a Licensed Product in the United States. Notwithstanding the foregoing, in the event that Transcend exercises the Co-Promotion Option, such royalty shall, for the duration of the co-promotion period, be an amount equal to ******************* of the Net Sales of Licensed Products in the United States for such indication, plus **************** of the Net Contribution.


          7.4.2 NET SALES IN JAPAN . In consideration of the licenses granted to BI hereunder, BI shall pay to Transcend a royalty in the amount equal to**************** ****** of Net Sales of the Licensed Products in Japan.


          7.4.3 NET SALES OUTSIDE OF THE UNITED STATES AND JAPAN. In consideration of the licenses granted to BI hereunder, BI shall pay to Transcend a royalty in the amount equal to ************* of Net Sales of the Licensed Products outside of the United States and Japan.


          7.4.4 DURATION OF ROYALTY PAYMENTS. Royalties payable pursuant to Sections 7.4.1, 7.4.2, and 7.4.3 shall be paid to Transcend on a country-to-country basis from the date of the First Commercial Sale of a Licensed Product in a country (a) until *************** after such First Commercial Sale or (b) for as long as such Licensed Product, or its manufacture, use or sale, is covered by a Valid Patent Claim or (c) for as long as the Licensed Product is afforded Marketing Exclusivity for the applicable indication in the Field, whichever of (a) or (b) or (c) is longer. In no event shall more than one royalty be due Transcend for the sale of any Licensed Product.


          7.4.5 SUBLICENSE ROYALTIES. If BI grants a sublicense hereunder to any Third Party to make, have made, use, distribute for sale or sell the Licensed Products in any country, BI shall pay to Transcend royalties on Net Sales of the Licensed Products sold by such Third Party in such country at the royalty rate set forth in Section 7.4.1, 7.4.2 and/or 7.4.3 that would be applicable had such sales been made by BI.


          7.4.6. ROYALTY RATE REDUCTION. Notwithstanding the provisions of Sections 7.4.1, 7.4.2 and 7.4.3, the royalty rates set forth therein (but not the percentage of the Net Contribution set forth in Section 7.4.1) shall be reduced by ************************** of the rates otherwise applicable under Sections 7.4.1, 7.4.2 and 7.4.3, on a country-by-country basis, with respect to any Licensed Product that is ****************************** (as defined below) in a particular country. For purposes of

             Confidential Materials omitted and filed separately
                 with the Securities and Exchange Commission.
                       Asterisks denote such omissions.


this Section, a Licensed Product is **************************************** in
a country if either (i) the manufacture, use or sale of such Licensed Product is covered by a Valid Patent Claim, or (ii) if the Licensed Product is subject to Marketing Exclusivity. In addition, the royalty rates set forth in Sections 7.4.1, 7.4.2 and 7.4.3 with respect to a Licensed Product shall be further reduced on a country-by-country basis in the event that such Licensed Product is
(A) ********************* in a particular country and (B) is subject to a ************************************** (as defined below) in such country. For purposes of this Section, ***************************** shall mean, with respect to a Licensed Product in a specific country, a ***************************** of such Licensed Product ******************************************** with respect to the market for products with the same or a ******************** ********************** as the Licensed Product of greater than ****************
************* in any calendar year over such Licensed Product's market share during the immediately preceding calendar year (determined on the basis of commercially available sources). The amount of the royalty reduction shall be equal to ***************************** of the rates otherwise applicable under Sections 7.4.1, 7.4.2 and 7.4.3 (e.g., a********************************** for a
Licensed Product that is ***************************** results in a ****
royalty reduction as a result of the absence of ****** *********** and an additional ****** royalty reduction as a result of the ************** ********************** (thus, the *********** royalty in Japan, for example, would become ***** =royalty). If BI believes that a royalty reduction is appropriate under this Section 7.4.6 in any country, it shall provide written notice to Transcend of its proposed reduction, with supporting documentation sufficient to enable Transcend to evaluate the proposed reduction. If Transcend objects to such reduction and the Parties are unable to agree in good faith upon appropriateness of the reduction or the amount thereof, if any, the matter shall be resolved by arbitration under Section 13.6 hereof.


     7.5. ROYALTY REPORTS, EXCHANGE RATES. During the term of this Agreement, following the First Commercial Sale of the Licensed Products in any country, BI shall within forty five (45) days after each calendar quarter furnish to Transcend a written quarterly report showing, on a country by country basis: (a) the gross sales of the Licensed Products sold by BI and its Affiliates, Recognized Agents and its permitted sublicensees during the reporting period and the calculation of Net Sales from such gross sales; (b) withholding taxes, if any, required by law to be deducted in respect of such sales; (c) the specific deductions permitted by the definition of "Net Sales" taken in connection with the calculation of Net Sales; and (d) the exchange rates used in determining the amount of United States dollars. All sales in currencies other than United States dollars shall first be converted into German marks and then into United States dollars using in both cases the average monthly exchange rates as published regularly by Deutsche Bank in Frankfurt am Main, Germany, and as customarily used by BI in its accounting system. If no royalty is due for any royalty period hereunder, BI shall so report. BI shall keep complete and accurate records in sufficient detail to properly reflect all gross sales and Net Sales and to enable the royalties payable hereunder to be determined.

     7.6. AUDITS. Upon the written request of Transcend, BI shall permit an independent public accountant selected by Transcend and acceptable to BI, which acceptance shall not be unreasonably withheld, to have access during normal business hours to such records of BI as may be reasonably necessary to verify the accuracy of the royalty reports described herein, in respect of any fiscal year ending not more than thirty-six (36) months prior to the date of such request. All such verifications shall be conducted at Transcend's expense and not more than once in each calendar year. In the event such Transcend representative concludes that additional royalties were owed to Transcend during such period, the additional royalty shall be paid by BI within thirty (30) days of the date Transcend delivers to BI such representative's written report so concluding. The fees charged by such representative shall be paid by Transcend unless the audit discloses that the royalties payable by BI for the audited period are incorrect by more than five percent (5%), in which case BI shall pay the reasonable fees and expenses charged by such representative. BI shall include in each Third Party sublicense granted by it pursuant to this Agreement a provision requiring the sublicensee to make reports to BI, to keep and maintain records of sales made pursuant to such sublicense and to grant access to such records by Transcend's representatives to the same extent required by BI under this Agreement. Transcend agrees that all information subject to review under this Section 7.6 or under any sublicense agreement is confidential and that Transcend shall cause its representatives to retain all such information in confidence.


     7.7. ROYALTY PAYMENT TERMS. Royalties shown to have accrued by each royalty report provided for under this Agreement shall be due forty five (45) days after the end of each calendar quarter. Payment of royalties in whole or in part may be made in advance of such due date. Royalties determined to be owing with respect to any prior quarter shall be added, together with interest thereon accruing under this Agreement from the date of the report for the quarter for which such amounts are owing, to the next quarterly payment hereunder.


     7.8. WITHHOLDING TAXES. BI shall deduct any withholding taxes from the payments agreed upon under this Agreement and pay them to the proper tax authorities required by the laws of the Federal Republic of Germany applicable at the date of payment. BI shall not deduct any other withholding or any other governmental charges from the payments agreed upon under this Agreement, including but not limited to any such taxes or charges incurred as a result of an assignment or sublicense by BI to any Affiliate or any Third Party, except as noted above. BI shall maintain official receipts of payment of any withholding taxes and forward these receipts to Transcend. The Parties will exercise their best efforts to ensure that any withholding taxes imposed are reduced as far as possible under the provisions of the current or any future double taxation agreement between the United States and the Federal Republic of Germany. According to existing German Law this reduction requires that the German Bundesamt fur Finanzen issues a Certificate of Tax Exemption. In order to achieve such reduction Transcend shall provide BI with the claim for a certificate of tax exemption in respect of royalties performed on the official form (Application for Tax Exemption) containing the statement of residence and indication of the taxpayer's identification number as well as the Certificate of Filing a Tax Return, in which Transcend confirms that it does not derive the royalties through a permanent establishment maintained in Germany. BI shall provide Transcend with the official form.


     7.9. APPLICATION FOR TAX EXEMPTION. The payments set forth in the Article
7 (other than the equity investment set forth in Section 7.2) are not due until Transcend provides BI with the Application for Tax Exemption fulfilling the prerequisites set out in Section 7.8 of this Agreement. Payments (other than the equity investment set forth in Section 7.2) arising after expiration of any Certification of Tax Exemption are not due until the next Application for Tax Exemption is filed with BI. Notwithstanding the preceding provisions of this
Section 7.9, in the event of any extended delay in approval or effectiveness of the Application for Tax Exemption, Transcend may require payment of any amounts due pursuant to this Agreement net of any applicable withholding taxes. Transcend shall be notified by BI of any changes regarding the filing of Applications for Tax Exemption.


     7.10. INTEREST ON LATE PAYMENTS. Any payments by BI to Transcend that are not paid on or before the date such payments are due under this Agreement shall bear interest, to the extent permitted by applicable law, at two (2) percentage points above the Prime Rate of interest declared from time to time by The First National Bank of Boston in Boston, Massachusetts, calculated on the number of days payment is delinquent.



                     ARTICLE 8. INTELLECTUAL PROPERTY RIGHTS


     8.1. Ownership.
          ---------

          8.1.1. OWNERSHIP OF PROGRAM TECHNOLOGY AND PROGRAM PATENT RIGHTS. All right, title and interest in all Program Technology and Program Patent Rights that are conceived and reduced to practice during and as a result of the Program solely by employees of Transcend or others acting on behalf of Transcend shall be owned by Transcend. All right, title and interest in all Program Technology and Program Patent Rights that are conceived and reduced to practice during and as a result of the Program solely by employees of BI or others acting on behalf of BI shall be owned by BI. All right, title and interest in all Program Technology and Program Patent Rights that are conceived or reduced to practice during and as a result of the Program jointly by employees of Transcend and BI or others acting on their behalf shall be jointly owned by Transcend and BI. Each Party shall promptly disclose to the other Party the conception or reduction to practice of Program Technology and Program Patent Rights by employees or others acting on behalf of such Party. The Parties acknowledge that the ownership rights set forth above (a) shall not be affected by the participation in the discovery or development of an invention by the Joint Development Team and (b) are subject to the license grants set forth in Article 3.


          8.1.2 COOPERATION OF EMPLOYEES. Each Party represents and agrees that its employees and consultants shall be obligated (under a binding written agreement where such a written agreement is legally necessary to bind such employees and consultants) to assign to such Party, or as such Party shall direct, all Program Technology and Program Patent Rights conceived or reduced to practice during and as a result of the Program by such employee or consultant. In the case of non-employees working for other companies or institutions on behalf of Transcend or BI, Transcend or BI, as applicable, shall use reasonable efforts to obtain the right to license all inventions conceived or reduced to practice by such non-employees on behalf of Transcend or BI, as applicable, in accordance with the policies of the company or institution employing such non-employee. Transcend and BI agree to undertake to enforce such agreements with employees or others or such rights pertaining to non-employees (including, where appropriate, by legal action) considering, among other things, the commercial value of such inventions.


     8.2. FILING, PROSECUTION AND MAINTENANCE OF PROGRAM PATENT RIGHTS AND TRANSCEND PATENT RIGHTS .


          8.2.1. FILINGS. When any Program Technology may reasonably be considered to be patentable or when a determination is made that Transcend Technology used in the Program may reasonably be considered to be patentable, a patent application shall be filed as soon as reasonably possible. Transcend shall be responsible for filing such application on Transcend Technology and on Program Technology owned by it solely or jointly with BI. BI shall be responsible for filing such application on Program Technology owned solely by BI. No later than nine (9) months following the filing date of any of such applications, the Parties shall consult together, through the Joint Development Team or otherwise, and agree whether such application should be: abandoned with replacement; abandoned and refiled; proceeded with in the country of filing only; or used as the basis for a claim of priority under the Paris Convention for corresponding applications in other countries. Each Party shall give the other Party an opportunity to review the text of any application before filing to the extent that the text of such application differs from the previously agreed upon text, and each Party shall supply the other Party with a copy of the application as filed, together with a note of its filing date and serial number.

          8.2.2. PROSECUTION AND MAINTENANCE. Transcend shall be responsible for prosecution and maintenance of Transcend Patent Rights and Program Patent Rights solely or jointly owned by Transcend. BI shall be responsible for prosecution and maintenance of patents and patent applications covering Program Patent Rights owned solely by BI. Each of the Parties hereto shall consult with the other Party as to the prosecution and maintenance of such patent applications and patents, shall furnish to the other Party copies of documents relevant to any prosecution or maintenance sufficiently prior to filing such document or making any payment due thereunder to allow for review and comment by the other Party, and shall seriously consider all such comments.


     Notwithstanding the foregoing, if either Transcend or BI elects not to continue to seek or maintain patent protection on any patent or patent application which makes up the Transcend Patent Rights or the Program Patent Rights in any country (the "Discontinuing Party"), the other Party shall have the right, at its option and expense, but on behalf of the Discontinuing Party to file, prosecute (including oppositions) and maintain such patent applications and patents; PROVIDED, HOWEVER, that the rights of the Parties as between each other with respect to any such Transcend Patent Rights and Program Patent Rights in all other respects shall be as described in this Agreement. The Discontinuing Party will advise the other Party of all decisions taken with respect to any such election in a timely manner in order to allow the other Party to protect its rights under this Section 8.2.2.


          8.2.3. ABANDONMENT. BI and Transcend each agree that it will not abandon the prosecution of any patent applications included within the Transcend Patent Rights or the Program Patent Rights nor shall it fail to make any payment or fail to take any other action necessary to maintain a patent under the Transcend Patent Rights or the Program Patent Rights unless it has notified the other Party in sufficient time for the other Party to assume such prosecution or make such payment on behalf of BI or Transcend, as the case may be.


     8.3. COOPERATION. Each Party shall make available to the other Party (or to the other Party's authorized attorneys, agents or representatives), its employees, agents or consultants to the extent reasonably necessary or appropriate to enable the appropriate Party to file, prosecute and maintain patent applications and resulting patents with respect to inventions owned by a Party and for periods of time reasonably sufficient for such Party to obtain the assistance it needs from such personnel. Where appropriate, each Party shall sign or cause to have signed all documents relating to said patent applications or patents at no charge to the other Party.


     8.4. NOTIFICATION OF PATENT TERM RESTORATION. Transcend shall notify BI of
(a) the issuance of each patent included within the Transcend Patent Rights and the Program Patent Rights, giving the date of issue and patent number for each such patent, and (b) each notice pertaining to any patent included within the Transcend Patent Rights and the Program Patent Rights which it receives as patent term restorations. The Parties shall cooperate with each other in applying for patent term extensions (including Supplementary Protection Certificates in European Community Countries and administrative/pipeline protection) where applicable in any country. Transcend shall also notify BI of each application filed for patent term extension, any allegations of failure to show due diligence and all awards of patent term extensions with respect to the Transcend Patent Rights and the Program Patent Rights. Such notices shall be given promptly, but in any event within ten (10) business days after receipt of each such notice pursuant to the Drug Price Competition and Patent Term Restoration Act of 1984 (the "Act") (or comparable laws or regulations in countries other than the United States). Transcend shall notify BI of each filing for patent term restoration under the Act (or comparable laws or regulations in countries other than the United States), any allegations of failure to show due diligence and all awards of patent term restoration (extensions) with respect to the Transcend Patent Rights and the Program Patents Rights.


     8.5. NO OTHER TECHNOLOGY RIGHTS. Except as otherwise expressly provided in this Agreement, under no circumstances shall a Party hereto, as a result of this Agreement, obtain any ownership interest in or other right to any technology, know-how, patents, pending patent applications, products, or biological materials of the other Party, including items owned, controlled or developed by the other Party, or transferred by the other Party to said Party, at any time pursuant to this Agreement.


     8.6. ENFORCEMENT OF PATENT RIGHTS. Transcend and BI shall each promptly notify the other in writing of any alleged or threatened infringement of patents or patent applications included in the Transcend Patent Rights or the Program Patent Rights of which they become aware. Transcend and BI shall then confer and may agree jointly to prosecute any such infringement. The Party owning patents or patent applications alleged or threatened to be infringed shall control the joint litigation in the event of any dispute between the Parties with respect to any aspect of the litigation. With respect to Program Patent Rights covering Program Technology solely or jointly owned by Transcend, Transcend shall control the litigation. If the Parties do not agree on whether or how to proceed with enforcement activity within (a) ninety (90) days following the notice of alleged infringement or (b) ten (10) business days before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such actions, whichever comes first, then either Party may act in its own name to commence litigation with respect to the alleged or threatened infringement. In the event a Party brings an infringement action, the other Party shall cooperate fully, including, if required to bring such action, the furnishing of a power of attorney. Neither Party shall have the right to settle any patent infringement litigation under this Section in a manner that diminishes the rights or interests of the other Party without the express written consent of such other Party.

                                      -39

     The costs of any joint litigation regarding infringement of a Transcend Patent Right or a Program Patent Right and commenced pursuant to this Section, including attorneys' fees and expenses, shall be borne by BI and Transcend in the same ratio as the ratio of the profits received by BI in connection with sales of the Licensed Products in such country to the royalties paid to Transcend in connection with the sale of the Licensed Products in such country added to, in the case of the United States, Transcend's share, if any, of the Net Contribution. For purposes hereof, only out-of-pocket costs shall be accounted for and reimbursed under this Section, without any allocation for internal resources devoted to the litigation. Except as otherwise agreed to by the Parties as part of a cost sharing arrangement, any recovery realized as a result of such joint litigation shall be shared in the same manner as costs have been allocated.


     8.7. DEFENSE OF INDIVIDUAL INFRINGEMENT ACTIONS. If Transcend or BI, or any BI Affiliate or sublicensee, shall be individually named as a defendant in a legal proceeding by a Third Party for infringement of a patent because of the manufacture, use or sale of the Licensed Products, the Party which has been sued shall promptly notify the other Party in writing of the institution of such suit. The Party which has been sued may, at its option and at its sole expense, control and defend such suit. The controlling Party may not settle such suit or otherwise consent to an adverse judgment in such suit that diminishes the rights or interests of the non-controlling Party without the express written consent of the non-controlling Party. The Party which has been sued shall keep the other Party at all times reasonably informed as to the status of the suit. The Party which is not controlling such legal proceedings shall have the right to be represented by advisory counsel of its own selection (and such counsel's opinion shall be reasonably considered by the controlling Party), at its own expense, and shall cooperate fully in the defense of such suit and furnish to the Party controlling such legal proceedings all evidence and assistance in its control.


     8.8. DEFENSE OF JOINT INFRINGEMENT ACTIONS. If Transcend and BI, or any BI Affiliate or sublicensee, shall be jointly named as defendants in a legal proceeding by a Third Party or shall be joined in the same litigation for infringement of a patent because of the manufacture, use or sale of the Licensed Products, Transcend shall be entitled to control the defense of such suit, and all expenses including costs, attorney fees, adverse judgments or settlement amounts incurred on account of BI or Transcend or both shall be paid as set forth under Section 8.9 below. BI shall have the right to be represented by counsel of its own selection, but at its sole expense, and shall cooperate fully in the defense of such suit and furnish to Transcend all evidence and assistance in its control. Transcend shall, however, not be entitled to settle such suit or otherwise consent to an adverse judgment in such suit without the express written consent of BI if such settlement or adverse judgment diminishes any right or interest of BI hereunder.

     8.9. CONTRIBUTION. With respect to any judgments, settlements or damages payable with respect to legal proceedings covered by Section 8.7, and with respect to all expenses (including costs and attorneys fees), judgments, settlements or damages payable with respect to legal proceedings covered by
Section 8.8., the Parties shall contribute to the amount owed or expended in the same ratio as the ratio of the profits received by BI in connection with sales of the Licensed Products in such country to the royalties paid to Transcend in connection with the sale of the Licensed Products in such country added to, in the case of the United States, Transcend's share, if any, of the Net Contribution.



                           ARTICLE 9. CONFIDENTIALITY


     9.1. Nondisclosure Obligations.


          9.1.1. GENERAL. Except as otherwise provided in this Article 9, during the term of this Agreement and for a period of ten (10) years thereafter, both Parties shall maintain in confidence and use only for purposes specifically authorized under this Agreement (a) information and data received from the other Party resulting from or related to the development of the Licensed Products and
(b) all information and data not described in clause (a) but supplied by the other Party under this Agreement marked "Confidential." For purposes of this
Article 9, information and data described in clause (a) or (b) shall be referred to as "Information."


          9.1.2. LIMITATIONS. To the extent it is reasonably necessary or appropriate to fulfill its obligations or exercise its rights under this Agreement, a Party may disclose Information it is otherwise obligated under this Section not to disclose to its Affiliates, sublicensees, consultants, outside contractors and clinical investigators, on a need-to-know basis on condition that such entities or persons agree to keep the Information confidential for the same time periods and to the same extent as such Party is required to keep the Information confidential; and a Party or its sublicensees may disclose such Information to government or other regulatory authorities to the extent that such disclosure is reasonably necessary to obtain patents or authorizations to conduct clinical trials of, and to commercially market, the Licensed Products. The obligation not to disclose Information shall not apply to any part of such Information that: (a) is or becomes part of the public domain other than by unauthorized acts of the Party obligated not to disclose such Information or its Affiliates or sublicensees; (b) can be shown by written documents to have been disclosed to the receiving Party or its Affiliates or sublicensees by a Third Party, provided such Information was not obtained by such Third Party directly or indirectly from the other Party pursuant to a confidentiality agreement; (c) prior to disclosure under this Agreement, was already in the possession of the receiving Party or its Affiliates or sublicensees, provided such Information was not obtained directly or indirectly from the other Party pursuant to a confidentiality agreement; (d) can be shown by written documents to have been independently developed by the receiving Party or its Affiliates without breach of any of the provisions of this Agreement; or (e) is disclosed by the receiving Party pursuant to interrogatories, requests for information or documents, subpoena, civil investigative demand issued by a court or governmental agency or as otherwise required by law; PROVIDED THAT the receiving Party notifies the other Party immediately upon receipt thereof (and PROVIDED THAT the disclosing Party furnishes only that portion of the Information which it is advised by counsel is legally required).


     9.2. SAMPLES. Samples of compounds synthesized, purified or developed in the course of the Development Program shall not be supplied or sent by either Party to any Third Party, other than to regulatory agencies or for use in clinical trials, unless protected by an appropriate materials transfer agreement. Samples of compounds other than those described above provided by one Party (the "supplying Party") to the other Party (the "receiving Party") in the course of the Development Program shall not be supplied or sent by the receiving Party to any Third Party, other than to regulatory agencies or for use in clinical trials, without the written consent of the supplying Party.


     9.3 TERMS OF THIS AGREEMENT. Transcend and BI each agree not to disclose any terms or conditions of this Agreement to any Third Party without the prior consent of the other Party, except as required by applicable law. If Transcend determines that it is required to file with the Securities and Exchange Commission or other governmental agency this Agreement for any reason, Transcend shall request confidential treatment of such portions of this Agreement as it and BI shall together determine. Notwithstanding the foregoing, prior to execution of this Agreement, Transcend and BI shall agree upon the substance of information that can be used as a routine reference in the usual course of business to describe the terms of this transaction, and Transcend and BI may disclose such information, as modified by mutual agreement from time to time, without the other Party's consent.


     9.4. Publications.
          ------------

          9.4.1. PROCEDURE. Each Party recognizes the mutual interest in obtaining valid patent protection. In the event that either Party, its employees or consultants or any other Third Party under contract to such Party wishes to make a publication (including any oral disclosure made without obligation of confidentiality) relating to work performed as part of the Development Program (the "Publishing Party"), such Party shall transmit to the other Party (the "Reviewing Party") a copy of the proposed written publication at least forty-five (45) days prior to submission for publication, or an abstract of such oral disclosure at least thirty (30) days prior to submission of the abstract or the oral disclosure, whichever is earlier. The Reviewing Party shall have the right (a) to propose modifications to the publication for patent reasons, (b) to request a delay in publication or presentation in order to protect patentable information, or (c) to request that the information be maintained as a trade secret and, in such case, the Publishing Party shall not make such publication.

          9.4.2. DELAY. If the Reviewing Party requests a delay as described in subsection 9.4.1(b), the Publishing Party shall delay submission or presentation of the publication for a period of ninety (90) days to enable patent applications protecting each Party's rights in such information to be filed.


          9.4.3. RESOLUTION. Upon the receipt of written approval of the Reviewing Party, the Publishing Party may proceed with the written publication or the oral presentation.


     9.5. INJUNCTIVE RELIEF. The Parties hereto understand and agree that remedies at law may be inadequate to protect against any breach of any of the provisions of this Article 9 by either Party or their employees, agents, officers or directors or any other person acting in concert with it or on its behalf. Accordingly, each Party shall be entitled to the granting of injunctive relief by a court of competent jurisdiction against any action that constitutes any such breach of this Article 9.



                   ARTICLE 10. REPRESENTATIONS AND WARRANTIES


     Each Party represents and warrants to the other that it has the legal right and power to enter into this Agreement, to extend the rights and licenses granted to the other in this Agreement, and that the performance of such obligations will not conflict with its charter documents or any agreements, contracts or other arrangements to which it is a party. BI further represents and warrants to, and covenants with, Transcend that (a) BI is a limited liability company duly organized, validly existing and in good standing under applicable German law and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the Stock Purchase Agreement, and (b) upon the execution and delivery of this Agreement and the Stock Purchase Agreement, this Agreement and the Stock Purchase Agreement shall each constitute a valid and binding obligation of BI enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Transcend further represents and warrants to, and covenants with, BI that (i) Transcend is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the Stock Purchase Agreement, (ii) as of the Effective Date, Transcend has no obligations to pay royalties to Third

Parties for licenses to Transcend Patent Rights or Transcend Technology other than to (A) Cornell Research Foundation, Inc. ("Cornell") pursuant to a license agreement between Transcend and Cornell, effective as of April 6, 1994, and (B) Clintec Nutrition Company ("Clintec") pursuant to a contribution agreement between Transcend and Clintec, dated as of April 5, 1994, with respect to the sales of Licensed Products approved by the FDA or another regulatory agency for the treatment of patients with AIDS, and (iii) upon the execution and delivery of this Agreement and the Stock Purchase Agreement, this Agreement and the Stock Purchase Agreement shall each constitute a valid and binding obligation of Transcend enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).



                              ARTICLE 11. INDEMNITY


          11.1. BI INDEMNITY OBLIGATIONS. In the absence of Transcend's negligence or a breach of representation, warranty, covenant or agreement by Transcend, BI agrees to defend, indemnify and hold Transcend, its Affiliates and their respective employees and agents harmless from all claims, losses, damages or expenses arising as a result of: (a) actual or asserted violations of any applicable law or regulation by BI, its Affiliates or sublicensees by virtue of which the Licensed Products manufactured, distributed or sold shall be alleged or determined to be adulterated, misbranded, mislabeled or otherwise not in compliance with any applicable law or regulation; (b) claims for bodily injury, death or property damage attributable to the manufacture, distribution, sale or use of the Licensed Products by BI, its Affiliates or sublicensees; or (c) any recall of a Licensed Product ordered by a governmental agency or required by a confirmed failure of a Licensed Product as reasonably determined by the Parties hereto. Transcend, its Affiliates and their respective employees and agents shall not be entitled to the indemnities set forth in this Section 11.1 where the loss, damage or expense for which indemnification is sought was caused by a failure by Transcend to manufacture (or have manufactured) a Licensed Product in compliance with agreed-upon product specifications set forth in the Supply Agreement (a "Manufacturing Failure").


          11.2. TRANSCEND INDEMNITY OBLIGATIONS. Should BI be found responsible for claims, losses or expenses caused by a Manufacturing Failure and not attributable to other causes for which BI is responsible, BI shall be entitled to indemnity from Transcend to the same extent as Transcend would be so entitled from BI under Section 11.1 above.

               Confidential Materials omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.

     11.3. PROCEDURE. A Party or any of its Affiliates or their respective employees or agents (the "Indemnitee") that intends to claim indemnification under this Article 11 shall promptly notify the other Party (the "Indemnitor") of any loss, claim, damage, liability or action in respect of which the Indemnitee intends to claim such indemnification, and the Indemnitor shall assume the defense thereof with counsel mutually satisfactory to the Parties; PROVIDED, HOWEVER, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitor, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceedings. The indemnity agreement in this Article 11 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld unreasonably. The failure to deliver notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Article 11, but the omission so to deliver notice to the Indemnitor will not relieve it of any liability that it may have to any Indemnitee otherwise than under this Article
11. The Indemnitee, its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any action, claim or liability covered by this indemnification. In the event that each Party claims indemnity from the other and one Party is finally held liable to indemnify the other, the Indemnitor shall additionally be liable to pay the reasonable legal costs and attorneys' fees incurred by the Indemnitee in establishing its claim for indemnity.


     11.4. INSURANCE. BI and Transcend shall each maintain appropriate product liability insurance with respect to development, manufacture and sales of the Licensed Products by BI or Transcend, respectively, in such amount as BI or Transcend, respectively, customarily maintains with respect to sales of its other products. BI and Transcend, as applicable, shall each maintain such insurance for so long as it continues to manufacture or sell the Licensed Products, and thereafter for so long as BI or Transcend, as applicable, maintains insurance for itself covering such manufacture or sales.



                        ARTICLE 12. TERM AND TERMINATION


     12.1. Expiration . Unless terminated earlier pursuant to Section 12.2, this Agreement shall expire and the licenses granted by Transcend to BI hereunder shall become fully paid and exclusive, on a country by country basis, upon the later of (i) *************** after the First Commercial Sale of the Licensed Products in such

             Confidential Materials omitted and filed separately
                 with the Securities and Exchange Commission.
                       Asterisks denote such omissions.


country, (ii) the last to expire of any Valid Patent Claim in such country and
(iii) the expiration in such country of Marketing Exclusivity of Licensed Products for any indication in the Field. Any Transcend right to co-promote resulting from its exercise of the option under Section 6.2.2 shall expire upon the expiration of this Agreement in the United States unless terminated earlier under the terms of the co-promotion agreement.


     12.2. TERMINATION. This Agreement may be terminated in the following circumstances:


          12.2.1. MATERIAL BREACH. By one Party upon written notice by reason of a material breach by the other Party that the breaching Party fails to remedy within ninety (90) days after written notice thereof by the non-breaching Party; and

          12.2.2. By BI . By BI (a) at any time within the ************* period following the ************************************************** included in the
ARDS Development Program, upon written notice by BI to Transcend, or (b) within **************** of its receipt of a ****************************.


     12.3. Effect of Expiration or Termination Generally.
           ---------------------------------------------

          12.3.1. EXISTING OBLIGATIONS. Expiration pursuant to Section 12.1 or termination pursuant to Section 12.2 of this Agreement for any reason shall not relieve the Parties of any obligation accruing prior to such expiration or termination.

          12.3.2. SURVIVAL. The provisions of Section 3.2 (with respect only to licenses granted prior to the time of expiration or termination and subject to the terms described below) and Article 7 (with respect only to expense reimbursement payments and royalties accrued at the time of expiration or termination but not yet paid), Article 8, Article 9, Article 11 and this Section
12.3 shall survive the expiration pursuant to Section 12.1 or termination pursuant to Section 12.2 of this Agreement.


     12.4. EFFECT OF TERMINATION BY TRANSCEND OR TERMINATION BY BI PURSUANT TO
SECTION 12.2.2. In the event that this Agreement is terminated by Transcend pursuant to Section 12.2.1 or by BI pursuant to Section 12.2.2:


          12.4.1. TERMINATION OF LICENSES. All licenses and rights granted to BI hereunder shall terminate and, except as provided in Section 12.4.2 below, BI will immediately cease to manufacture and sell the Licensed Products;

          12.4.2. DISPOSITION OF INVENTORY OF LICENSED PRODUCTS. (a) BI may dispose of its inventory of Licensed Products on hand as of the effective date of termination, and may fill any orders for Licensed Products accepted prior to the effective date of termination, for a period of twelve (12) months after the effective date of termination and (b) within thirty (30) days after disposition of such inventory and fulfillment of such orders (and in any event within seven
(7) months after termination) BI will forward to Transcend a final report and pay all royalties due for Net Sales in such period;



          12.4.3. ASSIGNMENT OF REGULATORY APPROVALS; MANUFACTURING RIGHTS. BI shall (a) to the extent legally permissible, take all additional action reasonably necessary to assign all of its right, title and interest in and transfer possession and control to Transcend of the regulatory filings prepared by BI, and regulatory approvals received by BI, to the extent that such filings and approvals relate to the Licensed Products and (b) if BI has exercised the manufacturing option under Section 6.1.4, (i) grant Transcend a worldwide, perpetual, exclusive, fully-paid and royalty free right and license to use in the manufacture of the Licensed Products any manufacturing know-how developed by BI since the effective date of the Manufacturing License that is necessary or useful in the manufacture of the Licensed Products and (ii) agree to supply Transcend with the Licensed Products on terms consistent with the terms set forth in Section 6.1.1 and the Supply Agreement for a period of three (3) years.


     12.5. BI Options Following Transcend Breach.
           -------------------------------------

          12.5.1. TERMINATION FOR TRANSCEND BREACH. In the event that BI is entitled to terminate this Agreement pursuant to Section 12.2.1, BI may elect to either (a) terminate this Agreement, in which case all licenses and rights granted to BI shall terminate and BI will immediately cease to manufacture and sell the Licensed Products except as provided in this Section 12.5.1 and BI shall be entitled to claim from Transcend all damages which would otherwise be due to BI under law and equity or (b) not terminate this Agreement and select the remedy set forth in Section 12.5.2. If BI elects to terminate this Agreement pursuant to clause (a) above, then (i) BI may dispose of its inventory of Licensed Products on hand as of the effective date of termination, and may fill any orders for Licensed Products accepted prior to the effective date of termination, for a period of twelve (12) months after the effective date of termination and (ii) within thirty (30) days after disposition of such inventory and fulfillment of such orders (and in any event within seven (7) months after termination) BI will forward to Transcend a final report and pay all royalties due for Net Sales in such period.


          12.5.2. BI'S RIGHT TO OFFSET ROYALTIES AND OTHER PAYMENTS. In the event of a breach by Transcend of any of its obligations hereunder which would entitle BI to terminate this Agreement pursuant to Section 12.2.1 and Transcend fails to remedy or take reasonable action to initiate a remedy of such default within ninety
(90) days after notice thereof by BI, BI shall have the right and option, if it has obtained a final judgment or award of monetary damages and/or costs against Transcend based on such default, to offset the amount of such damages and/or costs against any amounts otherwise due to Transcend under Article 7.



                            ARTICLE 13. MISCELLANEOUS


     13.1. FORCE MAJEURE. Neither Party shall be held liable or responsible to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, including but not limited to fire, floods, embargoes, war, acts of war (whether war is declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other Party; PROVIDED, HOWEVER, that the Party so affected shall use reasonable commercial efforts to avoid or remove such causes of nonperformance, and shall continue performance hereunder with reasonable dispatch whenever such causes are removed. Either Party shall provide the other Party with prompt written notice of any delay or failure to perform that occurs by reason of force majeure. The Parties shall mutually seek a resolution of the delay or the failure to perform as noted above.


     13.2. ASSIGNMENT. This Agreement may not be assigned or otherwise transferred by either Party without the consent of the other Party; PROVIDED, HOWEVER, that either Transcend or BI may, without such consent, assign its rights and obligations under this Agreement (a) in connection with a corporate reorganization, to any Affiliate, all or substantially all of the equity interest of which is owned and controlled by such Party or its direct or indirect parent corporation, or (b) in connection with a merger, consolidation or sale of substantially all of such Party's assets to an unrelated Third Party; PROVIDED, HOWEVER, that such Party's rights and obligations under this Agreement shall be assumed by its successor in interest in any such transaction and shall not be transferred separate from all or substantially all of its other business assets, including those business assets that are the subject of this Agreement. Any purported assignment in violation of the preceding sentence shall be void. Any permitted assignee shall assume all obligations of its assignor under this Agreement.

     13.3. SEVERABILITY. Each Party hereby agrees that it does not intend to violate any public policy, statutory or common laws, rules, regulations, treaty or decision of any government agency or executive body thereof of any country or community or association of countries. Should one or more provisions of this Agreement be or become invalid, the Parties hereto shall substitute, by mutual consent, valid provisions for such invalid provisions which valid provisions in their economic effect are sufficiently similar to the invalid provisions that it can be reasonably assumed that the Parties would have entered into this Agreement with such valid provisions. In case such valid provisions cannot be agreed upon, the invalidity of one or several provisions of this Agreement shall not affect the validity of this Agreement as a whole, unless the invalid provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the invalid provisions.


     13.4. NOTICES. Any consent, notice or report required or permitted to be given or made under this Agreement by one of the Parties to the other shall be in writing, delivered personally or by facsimile (and promptly confirmed by telephone, personal delivery or courier) or courier, postage prepaid (where applicable), addressed to such other Party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and shall be effective upon receipt by the addressee.


             If to Transcend:    Transcend Therapeutics, Inc.
                                 640 Memorial Drive
                                 Cambridge, Massachusetts 02139
                                 Attention: President
                                 Tel: (617) 374-1200
                                 Fax: (617) 374-1201

              with a copy to:    Hale and Dorr
                                 60 State Street
                                 Boston, Massachusetts 02109
                                 Attn: Steven D. Singer, Esq.
                                 Tel: (617) 526-6000
                                 Fax: (617) 526-5000

              If to BI:          Boehringer Ingelheim International GmbH
                                 Postbox 200
                                 D-55216 Ingelheim, Rhein
                                 Germany
                                 Attention: Corporate Licensing
                                 Telephone: 011 49 61 32 77 34 08
                                 Telecopy:  011 49 61 32 77 35 83
              with a copy to:    Boehringer Ingelheim International GmbH
                                 Postbox 200
                                 D-55216 Ingelheim, Rhein
                                 Germany
                                 Attention: Head of Legal Department
                                 Telephone: 011 49 61 32 77 21 06
                                 Telecopy:  011 49 61 32 77 35 83

     13.5. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the choice of laws provisions thereof.


     13.6. DISPUTE RESOLUTION; CHOICE OF FORUM. Any disputes arising between the Parties relating to, arising out of or in any way connected with this Agreement or any term or condition hereof, or the performance by either Party of its obligations hereunder, whether before or after the expiration pursuant to
Section 12.1 or termination pursuant to Section 12.2 of this Agreement, shall be promptly presented to the Chief Executive Officer of Transcend and the Member of the Corporate Board of BI responsible for Pharmaceuticals for resolution and if they or their designees cannot promptly resolve such disputes, then either Party shall have the right to bring an action to resolve such dispute before a court of competent jurisdiction. The Parties hereby submit to the jurisdiction of the federal or state courts located within the Commonwealth of Massachusetts for the conduct of any suit, action or proceeding arising out of or relating to this Agreement.


     13.7. ENTIRE AGREEMENT. This Agreement, together with the appendices hereto and the Stock Purchase Agreement, contains the entire understanding of the Parties with respect to the subject matter hereof and supersedes the Letter Agreement dated January 13, 1997, between Transcend and BI. All express or implied agreements and understandings, either oral or written, heretofore made are expressly merged in and made a part of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by both Parties.


     13.8. HEADINGS. The captions to the several Articles and Sections hereof are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Articles and Sections hereof.


     13.9. INDEPENDENT CONTRACTORS. It is expressly agreed that Transcend and BI shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency. Neither Transcend nor BI shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior consent of the other Party to do so.

     13.10. AGREEMENT NOT TO SOLICIT EMPLOYEES. During the term of this Agreement and for a period of two (2) years following the expiration pursuant to
Section 12.1 or termination pursuant to Section 12.2 of this Agreement, Transcend and BI agree not to seek to persuade or induce any employee of the other company to discontinue his or her employment with that company in order to become employed by or associated with any business, enterprise or effort that is associated with its own business.


     13.11. EXPORTS. The Parties acknowledge that the export of technical data, materials or products is subject to the exporting Party receiving any necessary export licenses and that the Parties cannot be responsible for any delays attributable to export controls which are beyond the reasonable control of either Party. Transcend and BI agree not to export or re-export, directly or indirectly, any information, technical data, the direct product of such data, samples or equipment received or generated under this Agreement in violation of any governmental regulations which may be applicable, including, but not limited to, the Export Administration Act of 1979, as amended, its rules and regulations, including, but not limited to, Part 779 of the United States Export Control Regulations, published by the United States Department of Commerce, and other applicable export control laws. Transcend and BI agree to obtain similar covenants from their licensees, sublicensees and contractors with respect to the subject matter of this Section 13.11.


     13.12. WAIVER. The waiver by either Party hereto of any right hereunder or of the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.


     13.13. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.


TRANSCEND THERAPEUTICS, INC.



By:/s/ Hector Gomez
   -------------------------------------------
       Hector Gomez


Title: President and Chief Executive Officer
       -------------------------------------


BOEHRINGER INGELHEIM INTERNATIONAL GmbH



By: /s/ Gieseler                         By: /s/ Muller
    ---------------------------              --------------------------------
        Gieseler                                 Muller


Title: Director
      -------------------------          By: --------------------------------
Pharma Business Development                     Legal Department

                         Pages 2 through 9 of Exhibit A
             contain Confidential Materials which have been omitted
        and filed separately with the Securities and Exchange Commission





                                                       EXHIBIT A



                                PROGRAM PLAN FOR


                            ARDS DEVELOPMENT PROGRAM





                                  FEBRUARY 1997

                         Pages 1 through 4 of Exhibit B
             contain Confidential Materials which have been omitted
        and filed separately with the Securities and Exchange Commission





                                                       EXHIBIT B








                             TRANSCEND PATENT RIGHTS

                                                       EXHIBIT C






                            Stock Purchase Agreement










                     ============================================
                       Stock Purchase Agreement omitted and
                       filed separately as Exhibit 10.16 to the
                       Registration Statement on Form S-1
                     ============================================

               Confidential Materials omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.



                                    EXHIBIT D
                                    ---------

                          Terms of Supply Agreement
                          -------------------------

1. BI and Transcend shall both agree on the choice of any contract manufacturer to be used by Transcend to supply BI with the Licensed Product. BI shall retain the right to have direct contact with Transcend's contract manufacturer.


2. Transcend will supply the Licensed Product to BI in accordance with agreed testing and manufacturing specifications.


3. BI will purchase all supplies of the Licensed Product exclusively from Transcend *******************.


4. BI shall provide Transcend with a monthly phased rolling fifteen (15) month non-binding forecast (the "Forecast"). All firm binding orders will be placed in writing by BI to provide Transcend with a four (4) month lead time to supply the Product.


5. BI shall carry out, or have carried out, the quality control tests specified, from time to time, by Transcend in writing.


6. BI shall reimburse Transcend for the cost of supplying BI with Licensed Products in accordance with Section 6.1.2. Transcend acknowledges that it has provided BI with a projection of the Manufacturing Costs of the Licensed Product for the treatment of ARDS of ****************************
     **********************************************************************
     *********************************************************** Transcend and
     BI shall, at the request of either Party, meet to discuss and review the supply prices and conditions contained in this Exhibit to take account of any increases in the cost of labor, materials, conforming to legislation, increases in the retail price index or for any other reason that leads to an increase in the cost of production of the Licensed Product. However, without the prior written consent of BI, which consent shall not be unreasonably withheld, Transcend shall not have the right to increase the Manufacturing Costs of the Licensed Product for use in the treatment of ARDS. In the event that the Licensed Product is developed and commercialized by the Parties pursuant to this Agreement for the treatment and/or prevention MOD or an Other Indication, the Parties shall agree in good faith upon a projection of the Manufacturing Costs of such Licensed Product for such other indication(s).

7. Supply terms are F.O.B. Transcend or such other location as Transcend shall notify BI in writing.


8.   Product shall require the approval of BI.


9. Minimum order shall be determined through good faith negotiations between the Parties.


10. If any payment becomes overdue, without prejudice to any other remedy that Transcend shall have, it shall be entitled to charge interest in accordance with Section 7.10 of the Agreement until receipt of the full amount whether before or after judgment.